UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Consolidated Communications Holdings, Inc.
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CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 5, 2009

To Our Stockholders:

The 2009 annual meeting of stockholders of Consolidated Communications Holdings, Inc. will be held at our corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938 on Tuesday, May 5, 2009, at 9:00 a.m., central time. The 2009 annual meeting of stockholders is being held for the following purposes:

1. To elect Richard A. Lumpkin as a Class I director to serve for a term of three years, in accordance with our amended and restated certificate of incorporation and amended and restated bylaws (Proposal No. 1);

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal No. 2);

3. To approve the Amended and Restated Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan (Proposal No. 3); and

4. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 18, 2009 are entitled to vote at the meeting or at any postponement or adjournment thereof.

We hope that as many stockholders as possible will personally attend the meeting. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the meeting.

By Order of the Board of Directors,

Steven J. Shirar
Senior Vice President, President of
Enterprise Operations and Secretary

April 3, 2009

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be
Held on May 5, 2009 — Our Proxy Statement and 2008 Annual Report to Stockholders are available at
www.edocumentview.com/cnsl.

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CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
121 South 17th Street
Mattoon, Illinois 61938

PROXY STATEMENT

This proxy statement contains information related to the 2009 annual meeting of stockholders of Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company,” “Consolidated,” “we” or “us”), that will be held at our corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938 on Tuesday, May 5, 2009, at 9:00 a.m., central time, and at any postponements or adjournments thereof. The approximate first date of mailing for this proxy statement, proxy card, as well as a copy of our combined 2008 annual report to stockholders and annual report on Form 10-K for the year ended December 31, 2008, is April 3, 2009.

ABOUT THE MEETING

What is the purpose of this proxy statement?

The purpose of this proxy statement is to provide information regarding matters to be voted on at the 2009 annual meeting of our stockholders. Additionally, it contains certain information that the Securities and Exchange Commission (the “SEC”) requires us to provide annually to stockholders. The proxy statement is also the document used by our board to solicit proxies to be used at the 2009 annual meeting. Proxies are solicited by our board to give all stockholders of record an opportunity to vote on the matters to be presented at the annual meeting, even if the stockholders cannot attend the meeting. The board has designated Steven J. Shirar and David J. Doedtman as proxies, who will vote the shares represented by proxies at the annual meeting in the manner indicated by the proxies.

What proposals will be voted on at the annual meeting?

Stockholders will vote on the following proposals at the annual meeting:

•	the election of Richard A. Lumpkin as a Class I director to serve for a term of three years, in accordance with our amended and restated certificate of incorporation and amended and restated bylaws (Proposal No. 1);

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (the “independent auditors”), for the fiscal year ending December 31, 2009 (Proposal No. 2);

•	the approval of the Amended and Restated Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan (Proposal No. 3); and

•	any other business properly coming before the annual meeting and any adjournment or postponement thereof.

Who is entitled to vote?

Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. Only stockholders of record at the close of business on the record date, March 18, 2009, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. If your shares are held by a beneficial holder in

“street name” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do to vote your shares. Please see the next question below on this page for a description of a beneficial owner in “street name.”

A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at our corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938, during normal business hours for a period of ten days before the annual meeting and at the time and place of the annual meeting.

What is the difference between a stockholder of record and a beneficial holder of shares?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a stockholder of record with respect to those shares. If this is the case, the stockholder proxy materials have been sent or provided directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, which is considered the stockholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Please contact your broker, bank, or other nominee for instructions on how to vote any shares you beneficially own.

Who can attend the meeting?

All stockholders of record as of March 18, 2009, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you hold your shares in “street name,” you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

A quorum of stockholders is necessary to hold the annual meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of March 18, 2009, the record date, 29,607,749 shares of our common stock were outstanding. Proxies received but marked as withheld, abstentions or broker non-votes will be included in the calculation of the number of shares considered present at the meeting for purposes of establishing a quorum. In the event that a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

How do I vote?

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct on the proxy card. If you are a stockholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares. If you are a “street name” stockholder and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the annual meeting.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is voted by:

•	delivering to our Secretary at the address on the first page of this proxy statement a written notice of revocation of your proxy;

•	delivering a duly executed proxy bearing a later date; or

•	voting in person at the annual meeting.

If your shares are held in “street name,” you may vote in person at the annual meeting if you obtain a proxy as described in the answer to the previous question. The powers of the proxy holders with regard to your shares will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not, by itself, revoke a previously granted proxy.

Can I vote by telephone or electronically?

No. We have not instituted any mechanism for telephone or electronic voting. “Street name” stockholders, however, may be able to vote electronically through their bank, broker or other holder of record. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this proxy statement.

How many votes are required for the proposals to pass?

Directors are elected by a plurality vote. Accordingly, the one director nominee who receives the greatest number of votes cast will be elected. The proposal to ratify the selection of our independent auditors and the proposal to approve the Amended and Restated Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan each requires the approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

How are abstentions and broker non-votes treated?

If a stockholder abstains from voting on any proposal, it will have the same effect as a vote “AGAINST” that proposal, except with respect to Proposal No. 1, where it will have no effect. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether stockholder approval for that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter. A broker “non-vote” occurs on a proposal when shares held of record by a broker are present or represented at the meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given.

What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of Richard A. Lumpkin for Class I director, “FOR” the proposal to ratify the appointment of our independent auditors, and “FOR” the proposal approving the Amended and Restated Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan.

Will anyone contact me regarding this vote?

No arrangements or contracts have been made or entered into with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. If done, such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

What are the board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the enclosed proxy card will vote in accordance with the recommendations of the board of directors.

The board’s recommendations, together with the description of each proposal, are set forth in this proxy statement. In summary, the board recommends that you vote:

•	“FOR” the election of Richard A. Lumpkin as a Class I director (see page 6);

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors (see page 14); and

•	“FOR” the approval of the Amended and Restated Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan (see page 15).

What happens if additional matters are presented at the annual meeting?

Other than the three proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders on the enclosed proxy card will vote your shares on any additional matters properly presented for a vote at the meeting as recommended by the board or, if no recommendation is given, in their own discretion.

Pursuant to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Who will tabulate and certify the vote?

Representatives of Computershare Trust Company, N.A., our transfer agent, will tabulate the votes and act as Inspector of Elections.

ANNUAL REPORT

Will I receive a copy of Consolidated’s 2008 Annual Report to Stockholders?

We have enclosed our 2008 annual report to stockholders for the fiscal year ended December 31, 2008 with this proxy statement. The annual report includes our audited financial statements, along with other financial information about us, which we urge you to read carefully.

How can I receive a copy of Consolidated’s Annual Report on Form 10-K?

Our annual report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 16, 2009, is included in the 2008 annual report to stockholders, which accompanies this proxy statement

You can also obtain, free of charge, a copy of our annual report on Form 10-K, including all exhibits filed with it, by:

•	accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “SEC Filings” link;

•	writing to:

Consolidated Communications Holdings, Inc. — Investor Relations
121 South 17th Street
Mattoon, Illinois 61938; or

•	telephoning us at: (217) 258-9522.

You can also obtain a copy of our annual report on Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at http://www.sec.gov.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information that has been provided to us with respect to the beneficial ownership of shares of our common stock for (i) each stockholder who is known by us to own beneficially more than 5.0% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table on page 32, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to all shares shown as beneficially owned by that stockholder. Unless otherwise indicated this information is current as of March 12, 2009, and the address of all individuals listed in the table is as follows: Consolidated Communications Holdings, Inc., 121 South 17th Street, Mattoon, Illinois 61938-3987.

	Aggregate Number of
	Shares Beneficially	Percentage of
Name of Beneficial Owner	Owned	Shares Outstanding

Central Illinois Telephone, LLC(a)	5,634,106	19.13%
Jennison Associates LLC(b)	2,668,200	9.06%
Prudential Financial, Inc.(b)	2,718,615	9.23%
OppenheimerFunds, Inc.(c)	1,735,450	5.89%
Richard A. Lumpkin(a)	5,634,106	19.13%
Robert J. Currey(d)	296,834	1.01%
Steven J. Shirar(e)	86,861	*
Steven L. Childers(f)	87,242	*
Joseph R. Dively(g)	86,737	*
C. Robert Udell, Jr.(h)	68,403	*
Maribeth S. Rahe(i)	15,433	*
Jack W. Blumenstein(j)	8,000	*
Roger H. Moore(k)	8,000	*
All directors and executive officers as a group (10 persons)	6,338,253	21.52%

*	Less than 1.00% ownership.

(a)	The equity interests in Central Illinois Telephone, LLC (“Central Illinois Telephone”) are owned by SKL Investment Group, LLC, a Delaware limited liability company (“SKL Investment Group”). Richard A. Lumpkin and members of his family own all of the equity interests in SKL Investment Group. Mr. Lumpkin is the sole manager of the SKL Investment Group fund that owns Central Illinois Telephone and he has the sole power to direct the voting and disposition of its investments. Mr. Lumpkin is also the sole manager of Central Illinois Telephone and has the sole investment and voting power with respect to the shares of common stock held by Central Illinois Telephone. As a result of the above, Mr. Lumpkin may be deemed to have beneficial ownership of the shares owned by Central Illinois Telephone. He disclaims this beneficial ownership except to the extent of his pecuniary interest in those securities. The address of Central Illinois Telephone and Mr. Lumpkin is P.O. Box 1234, Mattoon, Illinois 61938. Includes 1,500 shares owned by Mr. Lumpkin’s wife.

(b)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 6, 2009 by Prudential Financial, Inc. and in a Schedule 13G/A filed with the SEC on February 17, 2009 by Jennison Associates LLC. The schedule contains the following information regarding beneficial ownership of the shares: Prudential Financial, Inc., as the parent holding company and the direct or indirect parent of Jennison Associates LLC, may be deemed the beneficial owner of securities beneficially owned by Jennison Associates LLC and may have direct or indirect voting and/or investment discretion over 2,668,200 shares that are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. The address of Jennison Associates LLC is 466 Lexington Avenue, New York, New York 10017. The address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102-3777.

(c)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed with the SEC on January 26, 2009 by Oppenheimer Funds, Inc. The address of Oppenheimer Funds, Inc. is Two World Financial Center, 225 Liberty Street, New York, New York 10281.

(d)	Consists 204,566 shares of common stock awarded under our restricted share plan, 64,796 shares of common stock awarded under our Long-Term Incentive Plan of 2005, and 27,472 shares owned personally by Mr. Currey.

(e)	Consists of 69,440 shares of common stock awarded under our restricted share plan and 17,421 shares of common stock awarded under our Long-Term Incentive Plan of 2005.

(f)	Includes 70,822 shares of common stock awarded under our restricted share plan and 16,420 shares of common stock awarded under our Long-Term Incentive Plan of 2005.

(g)	Includes 69,316 shares of common stock awarded under our restricted share plan and 17,421 shares of common stock awarded under our Long-Term Incentive Plan of 2005.

(h)	Includes 19,965 shares of common stock awarded under our restricted share plan, 40,711 shares of common stock awarded under our Long-Term Incentive Plan of 2005 and 7,727 shares of common stock owned by Mr. Udell.

(i)	Includes 8,000 shares of common stock awarded under our Long-Term Incentive Plan of 2005 and 7,433 shares of common stock owned by Ms. Rahe.

(j)	Consists of 8,000 shares of common stock awarded under our Long-Term Incentive Plan of 2005.

(k)	Consists of 8,000 shares of common stock awarded under our Long-Term Incentive Plan of 2005.

PROPOSAL NO. 1 — ELECTION OF RICHARD A. LUMPKIN AS A DIRECTOR

Our amended and restated certificate of incorporation provides for the classification of our board of directors into three classes of directors, designated Class I, Class II and Class III, as nearly equal in size as is practicable, serving staggered three-year terms. One class of directors is elected each year to hold office for a three-year term or until successors of such directors are duly elected and qualified. The corporate governance committee has recommended, and the board also recommends, that the stockholders elect Mr. Lumpkin, the nominee designated below as the Class I director, at this year’s annual meeting to serve for a term of three years expiring in 2012 or until his successor is duly elected and qualified. The nominee for election to the position of Class I director, and certain information with respect to his background and the backgrounds of non-nominee directors, are set forth below.

It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominee named herein as the Class I director. The nominee named herein presently serves on our board of directors, and has consented to serve as a director if elected at this year’s annual meeting. In the event the nominee named herein is unable to serve as a director, discretionary authority is reserved to the board to vote for a substitute. The board has no reason to believe that the nominee named herein will be unable to serve if elected.

Nominee standing for election to the board

Name	Age	Current Position With Consolidated

Richard A. Lumpkin
(Class I Director — term expiring in 2012)	74	Chairman

Directors continuing to serve

Name	Age	Current Position With Consolidated

Jack W. Blumenstein
(Class II Director — term expiring in 2010)	65	Director
Roger H. Moore
(Class II Director — term expiring in 2010)	67	Director
Robert J. Currey
(Class III Director — term expiring in 2011)	63	President, Chief Executive Officer and Director
Maribeth S. Rahe
(Class III Director — term expiring in 2011)	60	Director

Business experience of nominee to the board

Richard A. Lumpkin is the Chairman of our board of directors. Mr. Lumpkin has served in this position and as a director with us and our predecessor since 2002. From 1997 to 2002, Mr. Lumpkin served as Vice Chairman of McLeodUSA, which acquired our predecessor in 1997. From 1963 to 1997, Mr. Lumpkin served in various positions at our predecessor, including Chairman, Chief Executive Officer, President and Treasurer. Mr. Lumpkin is currently a director of Agracel, Inc., a real estate investment company, and serves on the advisory board of Eastern Illinois University and as a trustee of The Lumpkin Family Foundation. Mr. Lumpkin is also a former director, former President and former Treasurer of the USTelecom Association, a former president of the Illinois Telecommunications Association, a former director of First Mid-Illinois Bancshares, Inc. (“First Mid-Illinois”), a financial services holding company and a former director of Ameren Corp., a public utility holding company. Mr. Lumpkin has also served on the University Council Committee on Information Technology for Yale University.

Business experience of continuing directors

Robert J. Currey serves as the President, Chief Executive Officer and a director. Mr. Currey has served as one of our directors and as a director of our predecessors since 2002 and as our President and Chief Executive Officer since 2002. From 2000 to 2002, Mr. Currey served as Vice Chairman of RCN Corporation, a competitive telephone company providing telephony, cable and Internet services in high-density markets nationwide. From 1998 to 2000, Mr. Currey served as President and Chief Executive Officer of 21st Century Telecom Group. From 1997 to 1998, Mr. Currey served as Director and Group President of Telecommunications Services of McLeodUSA, which acquired our predecessor in 1997. Mr. Currey joined our predecessor in 1990 and served as President through its acquisition in 1997. Mr. Currey is also a director of The Management Network Group, Inc. (a professional services company), the USTelecom Association and the Illinois Business RoundTable.

Maribeth S. Rahe has served as a director since July 2005. Ms. Rahe has served as President and Chief Executive Officer of Fort Washington Investment Advisors, Inc. since November 2003. From January 2001 to October 2002, Ms. Rahe was President and a member of the board of directors of U.S. Trust Company of New York, and from June 1997 to January 2001, was its Vice Chairman and a member of the board of directors.

Jack W. Blumenstein has served as a director since July 2005. Mr. Blumenstein is President and Chief Executive Officer of AirCell LLC, a provider of airborne cellular and satellite telecommunications systems and services. He has been the co-President of Blumenstein/Thorne Information Partners, LLC since October 1996 and is a co-founder of that private equity investment firm. Blumenstein/Thorne focuses on capital transactions in the telecommunications and information industry. From October 1992 to September 1996, Mr. Blumenstein held various positions with The Chicago Corporation, serving most recently as Executive Vice President, Debt Capital Markets Group and a member of the Board of Directors.. Mr. Blumenstein was President and Chief Executive Officer of Ardis, a joint venture of Motorola and IBM, and has held various senior management positions in product development and sales and marketing for Rolm Corporation and IBM. Mr. Blumenstein also presently serves on the boards of AirCell LLC and ShopperTrak, Inc.

Roger H. Moore has served as a director since July 2005. Mr. Moore was President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of network, database and billing services to the communications industry, from October 1998 to December 2001, a member of its board of directors from July 1998 to December 2001, and its President and Chief Executive Officer from January 1996 to August 1998. In December of 2001, Illuminet was acquired by VeriSign, Inc. and Mr. Moore retired at that time. From September 1998 to October 1998, he served as President, Chief Executive Officer and a member of the board of directors of VINA Technologies, Inc., a telecommunications equipment company. From June 2007 to November 2007 Mr. Moore served as interim President and CEO of Arbinet. Since December 2007 Mr. Moore has served as a consultant to VeriSign Corporation. Mr. Moore also presently serves as a director of VeriSign, Inc. and Western Digital Corporation.

Board recommendation and stockholder vote required

The board of directors recommends a vote “FOR” the election of the nominee named above (Proposal No. 1 on the accompanying proxy card).

The affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of the nominee named above.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

Are a majority of the directors independent?

Yes. The corporate governance committee undertook its annual review of director independence and reviewed its findings with the board of directors. During this review, the board of directors considered relationships and transactions between each director or any member of his or her immediate family and Consolidated and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The board of directors also examined relationships and transactions between directors or their affiliates and members of our senior management. The purpose of this review was to determine whether any such transactions or relationships compromised a director’s independence.

As a result of this review, our board of directors affirmatively determined that Messrs. Blumenstein and Moore and Ms. Rahe are independent for purposes of both Rule 4200(a)(15) of The NASDAQ Stock Market, Inc.’s (“NASDAQ”) Marketplace Rules and Rule 10A-3(b)(1) of the Exchange Act.

The board considered the relationship between the Company and VeriSign, Inc., a company from which the Company purchases network signaling and user authentication services in the ordinary course of business, because Mr. Moore is a director of VeriSign, Inc. VeriSign, Inc. received approximately $1.0 million in payments from the Company in 2008, and such purchases were made on customary terms. The board concluded that, under these facts and circumstances, the relationship during 2008 was not a material one for purposes of the NASDAQ listing standards after determining that Mr. Moore’s interest in these transactions is not material and would not influence his actions or decisions as a director of the Company.

How are directors compensated?

The Company put in place an independent director compensation plan in 2005 at the time of its IPO. In 2008, in order to properly establish compensation for the non-employee independent directors, the Company engaged an outside consultant to complete a benchmark study. The outside consultant developed a peer group of 16 companies, which are of similar in size and scope to the Company, and with whom we compete for investors.

Based on that study, the company made certain modifications to the Board of Directors compensation plan effective October 24, 2008, as follows: (1) the annual cash retainers were increased from $12,500 to $25,000; (2) the board meeting fees were increased from $1,000 to $1,250 for board meetings attended in person and from $500 to $750 for committee meetings attended in person.(meeting fees are halved for each board or board committee meeting attended by means of telephone conference call); and (3) the chairperson of the audit committee receives annual cash retainer of $15,000 (which is unchanged from 2005), and the chairperson of the compensation committee and the corporate governance committee each receive an additional annual retainer of $10,000 (which is an increase from the previous level of $5,000). We reimburse all non-employee directors for reasonable expenses incurred to attend board or board committee meetings.

In addition, the annual restricted share award under the Long-Term Incentive Plan of 2005 was changed from 2,000 shares to a number of shares determined by dividing $40,000 by the 20-day average closing price of the stock as of two trading days before the award date. In March 2008, each non-employee director of the Company received a restricted share award of 2,000 shares under this plan. One quarter of such shares will vest on each December 5th from 2008 through 2011. The restricted share award made in March 2009 was determined under the revised methodology.

Mr. Lumpkin and Mr. Currey, a director who also serves as chief executive officer, do not receive any additional compensation for their service on the board. Mr. Currey’s compensation is set forth in the Summary Compensation Table. Mr. Lumpkin is not a named executive officer.

This table discloses all compensation provided to each non-employee director of the Company in 2008.

	Fees Earned	Stock
	or Paid	Awards	Total
Name	in Cash ($)	($)(1)	($)

Jack W. Blumenstein	$53,250	$29,840	$83,090
Roger H. Moore	$47,000	$29,840	$76,840
Maribeth S. Rahe	$49,250	$29,840	$79,090

(1)	Stock Awards. The amounts in this column represent the Company’s expense for the year ended December 31, 2008 with respect to all outstanding restricted shares held by each non-employee director, disregarding any adjustments for estimated forfeitures, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“123(R)”). The grant date fair value of restricted shares awarded to each non-employee director in 2008, computed in accordance with 123(R), was $29,840. Each non-employee director had 8,000 restricted shares outstanding at December 31, 2008. Also see Footnote 16 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for an explanation of the assumptions made by the Company in the valuation of these awards.

How often did the board meet during 2008?

The board met seven times during calendar 2008. Each director attended at least 75% of the board meetings and meetings of board committees on which they served. During 2008, the independent directors held four meetings at which only independent directors were present in connection with regularly scheduled meetings of the board or committees of the board.

What is the policy regarding director attendance at annual meetings?

Absent special circumstances, each director is expected to attend the annual meeting of stockholders. Four out of five of the Company’s directors attended the 2008 annual meeting of stockholders.

What committees has the board established?

The board has standing audit, corporate governance and compensation committees. The membership of the standing committees was as of December 31, 2008, and currently is, as follows:

	Audit	Governance	Compensation
Name	Committee	Committee	Committee

Jack W. Blumenstein	Chairperson	*	*
Roger H. Moore	*	*	Chairperson
Maribeth S. Rahe	*	Chairperson	*

*	indicates member

Audit Committee.  The audit committee consists of Messrs. Blumenstein and Moore and Ms. Rahe. The board has determined that all members of the audit committee are independent for purposes of Rule 4200(a)(15) of NASDAQ’s Marketplace Rules and Rule 10A-3(b)(1) of the Exchange Act. Each of the audit committee members is financially literate as determined by our board in its business judgment. The board has also determined that in addition to being independent, each of Mr. Blumenstein, Mr. Moore and Ms. Rahe is an “audit committee financial expert” as such term is defined under the applicable SEC rules.

The audit committee met six times during 2008. The board has adopted an audit committee charter, which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link.

The principal duties and responsibilities of the audit committee are to assist the board in its oversight of:

•	the integrity of our financial statements and reporting process;

•	our compliance with legal and regulatory matters;

•	the independent auditor’s qualifications and independence; and

•	the performance of our independent auditors.

Our audit committee is also responsible for the following:

•	conducting an annual performance evaluation of the audit committee;

•	compensating, retaining, and overseeing the work of our independent auditors;

•	establishing procedures for (a) receipt and treatment of complaints on accounting and other related matters and (b) submission of confidential employee concerns regarding questionable accounting or auditing matters;

•	approving all related party transactions required to be disclosed in our proxy statement pursuant to our Related Person Transactions Policy, which we describe beginning on page 37; and

•	preparing reports to be included in our public filings with the SEC.

The audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. See the “Report of the Audit Committee of the Board of Directors” on page [13].

Corporate Governance Committee.  The corporate governance committee consists of Messrs. Blumenstein and Moore and Ms. Rahe, who serves as the Chairperson. The board has determined that each of Ms. Rahe, Mr. Blumenstein, and Mr. Moore are independent for purposes of Rule 4200(a)(15) of NASDAQ’s Marketplace Rules.

The governance committee met three times during 2008. The board has adopted a corporate governance committee charter, a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link.

The principal duties and responsibilities of the corporate governance committee are as follows:

•	to identify individuals qualified to become directors and to select, or recommend that the board select, director nominees;

•	to develop and recommend to the board the content of our corporate governance principles, a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link; and

•	to oversee the evaluation of our board and management team.

In evaluating candidates for directorships, our board, with the assistance of the corporate governance committee, will take into account a variety of factors it considers appropriate, which may include strength of character and leadership skills; general business acumen and experience; broad knowledge of the telecommunications industry; knowledge of strategy, finance, internal business and relations between telecommunications companies and government; age; number of other board seats; and willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the board. We have not previously paid a fee to any third party in consideration for assistance in identifying potential nominees for the board.

Compensation Committee.  The compensation committee consists of Messrs. Blumenstein and Moore, who serves as its Chairperson, and Ms. Rahe. The board has determined that each of Mr. Blumenstein, Mr. Moore and Ms. Rahe is independent for purposes of Rule 4200(a)(15) of NASDAQ’s Marketplace Rules.

The compensation committee met five times during 2008. The board has adopted a compensation committee charter, a copy of which may also be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link.

The principal duties and responsibilities of the compensation committee are as follows:

•	to review and approve goals and objectives relating to the compensation of our Chief Executive Officer and, based upon a performance evaluation, to determine and approve the compensation of the Chief Executive Officer;

•	to make recommendations to our board on incentive compensation and equity-based plans; and

•	to prepare reports on executive compensation to be included in our public filings with the SEC.

Additional information on the compensation committee’s processes and procedures for the consideration and determination of executive and director compensation are addressed in the “Compensation Discussion and Analysis” section of this proxy statement.

Stockholder recommendations for director nominations

As noted above, the corporate governance committee considers and establishes procedures regarding recommendations for nomination to the board, including nominations submitted by stockholders. Recommendations of stockholders should be timely sent to us, either in person or by certified mail, to the attention of the Secretary, Consolidated Communications Holdings, Inc., 121 South 17th Street, Mattoon, Illinois 61938-3987. Any recommendations submitted to the Secretary should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation, but must include the information that would be required to be disclosed under the SEC’s rules in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as our director if elected. The corporate governance committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the corporate governance committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the corporate governance committee may, among other things, conduct interviews, obtain additional background information and conduct reference checks of the candidate. The corporate governance committee may also ask the candidate to meet with management and other members of the board.

Communications with directors

Stockholders interested in communicating directly with the board or the independent directors may do so by writing to the Secretary, Consolidated Communications Holdings, Inc., 121 South 17th Street, Mattoon, Illinois 61938-3987. The Secretary will review all such correspondence and forward to the board or the independent directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with functions of the board or that he otherwise determines requires their attention. Any director or any independent director may at any time review a log of all correspondence received by the Company that is addressed to members of the board or independent directors and request copies of such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the audit committee and handled in accordance with the procedures established by the audit committee with respect to such matters.

Code of business conduct and ethics

The board has adopted a Code of Business Conduct and Ethics (the “Code”), a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link. Under the Code, we insist on honest and ethical conduct by all of our directors, officers, employees and other representatives, including the following:

•	Our directors, officers and employees are required to deal honestly and fairly with our customers, collaborators, competitors and other third parties.

•	Our directors, officers and employees should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interests and the interests of Consolidated.

•	Our directors, officers and employees should not disclose any of our confidential information or the confidential information of our suppliers, customers or other business partners.

We are also committed to providing our stockholders and investors with full, fair, accurate, timely and understandable disclosure in the documents that we file with the SEC. Further, we will comply with all laws, rules and regulations that are applicable to our activities and expect all of our directors, officers and employers to obey the law.

Our board of directors and audit committee have established the standards of business conduct contained in this Code and oversee compliance with this Code. Training on this Code is included in the orientation of new employees and has been provided to existing directors, officers and employees.

If it is determined that one of our directors, officers or employees has violated the Code, we will take appropriate action including, but not limited to, disciplinary action, up to and including termination of employment. If it is determined that a non-employee (including any contractor, subcontractor or other agent) has violated the Code, we will take appropriate corrective action, which could include severing the contractor, subcontractor or agency relationship.

REPORT OF THE AUDIT COMMITTEE TO THE BOARD OF DIRECTORS

The audit committee is made up solely of independent directors, as defined in the applicable NASDAQ and SEC rules, and it operates under a written charter, dated July 2005, which is available by accessing the investor relations section of our website at http://ir.consolidated.com. The charter of the audit committee specifies that the purpose of the audit committee is to assist the Board in fulfilling its oversight responsibility for:

•	the quality and integrity of the company’s financial statements;

•	the company’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of the company’s independent auditors.

In carrying out these responsibilities, the audit committee, among other things, supervises the relationship between the Company and its independent auditors including making decisions with respect to their appointment or removal, reviewing the scope of their audit services, pre-approving audit engagement fees and non-audit services and evaluating their independence. The audit committee oversees and evaluates the adequacy and effectiveness of the Company’s systems of internal and disclosure controls and internal audit function. The audit committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.

The Company’s management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company’s system of internal controls. The independent auditor’s responsibilities include (i) auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and (ii) auditing the financial statements and expressing an opinion on management’s assessment of, and the effective operation of, the Company’s internal control over financial reporting.

The audit committee met six times during fiscal year 2008. The audit committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The audit committee’s meetings include executive sessions with the Company’s independent auditor and, at least quarterly and at other times as necessary, sessions without the presence of the Company’s management.

As part of its oversight of the Company’s financial statements, the audit committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent auditor, the audited financial statements of the Company for the fiscal year ended December 31, 2008. The audit committee discussed with Ernst & Young LLP, such matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), relating to the conduct of the audit. The audit committee also has discussed with Ernst & Young LLP, the auditor’s independence from the Company and its management, including the matters in the written disclosures the audit committee received from the independent auditor as required by applicable requirements of the Public Company Accounting Oversight board regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the auditor’s independence.

Based on its review and discussions referred to above, the audit committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with Securities and Exchange Commission. The audit committee has also selected Ernst & Young LLP as the Company’s independent auditors for 2009.

MEMBERS OF THE AUDIT COMMITTEE

Jack W. Blumenstein
Maribeth S. Rahe
Roger H. Moore

PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

Pre-approval Policy

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee Charter, all audit and audit-related work and all non-audit work performed by the independent auditors, Ernst & Young LLP, must be submitted to the audit committee for specific approval in advance by the audit committee, including the proposed fees for such work. The audit committee has not delegated any of its responsibilities under the Sarbanes-Oxley Act to management.

Audit Fees

The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our consolidated financial statements for fiscal 2008 and 2007 (including services rendered by Ernst & Young LLP for the audit of our internal controls over financial reporting under the Sarbanes-Oxley Act of 2002) totaled approximately $1.2 million and $1.3 million, respectively. Audit fees for fiscal 2007 also included fees billed for professional services rendered with respect to engagements, consents, comfort letters, and assistance with the review of our filings with the SEC in connection with our acquisition of North Pittsburgh Systems, Inc. and the related SEC registered security offering.

Audit-Related Fees

The aggregate fees billed professional services rendered by Ernst & Young LLP for the audit-related fees in 2007 was $0.2 million. The audit-related work performed by Ernst & Young LLP in 2007 was primarily related to diligence engagements on acquisitions. There was no additional audit related services rendered by Ernst & Young LLP during fiscal year 2008

Tax Fees

The aggregate fees billed for professional services rendered by Ernst & Young LLP during fiscal 2008 and 2007 for tax advice, tax planning and tax compliance in connection with our tax returns totaled approximately, $0.4 million and $0.2 million, respectively.

All Other Fees

None.

For the fiscal 2008, no Audit-Related Fees, Tax Fees or All Other Fees disclosed above were approved in reliance on the exceptions to pre-approval requirements set forth in 17 CFR 210.2-01(c)(7)(i)(C).

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of the board of directors has appointed Ernst & Young LLP as our independent auditors for the year ending December 31, 2009. Our stockholders are being asked to ratify this appointment at the annual meeting. Ernst & Young LLP has served as our auditors since December 31, 2002, when Homebase Acquisition, LLC, one of our predecessors, acquired our Illinois operations from McLeodUSA.

Board Recommendation and Stockholder Vote Required

The board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2009 (Proposal No. 2 on the proxy card).

The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval. Representatives of Ernst & Young LLP, expected to be present at the 2009 annual meeting, will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.

If the appointment is not ratified, the audit committee will reconsider the appointment.

PROPOSAL NO. 3 — APPROVAL OF THE AMENDED AND RESTATED
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
2005 LONG-TERM INCENTIVE PLAN

The Board of Directors of the Company has adopted, subject to the approval of stockholders, the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan, as Amended and Restated Effective May 5, 2009 (the “Plan”). The Plan is a compensation plan that provides for grants of stock options, stock appreciation rights, stock awards and stock unit awards to eligible employees and non-employee directors and grants of cash awards to eligible employees. The purpose of the Plan is to attract and retain key employees and directors, provide them with additional incentive to increase the long-term value of the Company, and link their financial interests with those of the Company’s stockholders.

The Plan is an amended and restated version of the long-term incentive plan adopted in 2005, immediately before the Company’s initial public offering. The amendments reflected in the Plan do not increase the number of shares of the Company’s common stock that may be issued under the Plan. As of December 31, 2008, there were 436,449 shares remaining available for issuance as awards under the Plan.

The Plan is being submitted for approval by the Company’s stockholders to ensure that certain awards qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, and thus fully deductible by the Company for federal income tax purposes. In addition, the Plan has been amended to among other things: (i) expand the list of performance criteria to which awards may be subject; (ii) provide for the payment of dividends with respect to stock unit awards as well as stock awards, but limit the payment of dividends on performance-based stock and stock unit awards such that they are paid only to the extent the related performance goals are satisfied; (iii) add share withholding as an alternative by which to pay the option exercise price; and (iv) provide for the settlement of stock unit awards in shares of stock as well as cash. If stockholder approval is not obtained, the terms of the Plan in effect immediately prior to May 5, 2009 will continue to apply.

The following is a summary of the Plan. It is qualified by reference to the full text of the Plan, which is attached as Exhibit A to this proxy statement. Stockholders are encouraged to review the Plan carefully.

Description of the Plan as Amended and Restated

Number of Shares and Maximum Cash Incentive Payments.  The number of shares of the Company’s common stock that may be issued under the Plan remains at 750,000 shares. Of these 750,000 shares: (i) the maximum number of shares issued as stock options to any participant in any calendar year is 300,000; (ii) the maximum number of shares pursuant to which stock appreciation rights are issued to any participant in any calendar year is 300,000; (iii) no stock awards or stock unit awards made in any calendar year can relate to shares having a fair market value on the date of grant that exceeds $6,000,000; and (iv) the maximum number of non-forfeitable shares subject to stock awards or stock unit awards that may be issued under the Plan is 300,000. In addition, no more than $5,000,000 may be paid to a participant for each year in any performance period under a Cash Incentive Program.

Shares issuable under the Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the Plan for any reason, the shares subject to the award will again be available for issuance. In addition, any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award will again be available for issuance, and such shares will not count toward the number of shares issued under the Plan. The number of shares of common stock issuable under the Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Company has the discretion to make adjustments it deems necessary to preserve the intended benefits under the Plan.

No award granted under the Plan may be transferred, except by will and the laws of descent and distribution, or as permitted by the Committee with respect to a stock-based award transferred without value by the participant during his lifetime for estate planning purposes.

Administration.  The Plan is administered by a committee comprised of two or more directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 and the “outside director” definition under Section 162(m) of the Code (the “Committee”). If there are not two directors who satisfy this criteria, the Plan will be administered by the Board. The Plan is currently administered by the Compensation Committee of the Board. The Committee has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards.

Eligibility.  All employees of the Company designated by the Committee and all non-employee directors of the Company are eligible to receive awards under the Plan. On March 12, 2009, approximately 35 employees and all non-employee directors were eligible to participate in the Plan.

Awards to Participants.  The Plan provides for awards of stock options, stock appreciation rights, stock awards and stock unit awards to all participants and for cash awards to participants who are employees. Each stock-based award made under the Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the Plan.

Stock Options.  The Committee has the discretion to grant non-qualified stock options and incentive stock options to participants and to set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that the exercise price of each stock option shall not be less than the closing sales price of the Company’s common stock on the date which the option is granted (“fair market value”) and each option shall expire 10 years from the date of grant.

An incentive stock option, which may be granted only to employees, is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit shall be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the Company, the exercise price of the incentive stock option shall be 110% of the closing price of the common stock on the date of grant and the incentive stock option shall expire no later than five years from the date of grant; and (iii) no incentive stock option shall be granted after 10 years from the date the Plan was adopted.

Stock Appreciation Rights.  The Committee has the discretion to grant stock appreciation rights to participants. Each right entitles the participant to receive the difference between the fair market value of the common stock on the date of exercise of the right and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised. The stock appreciation right may be issued independently or together with a stock option, in which case the exercise of a stock appreciation right will cancel the related option with respect to the same number of shares for which the stock appreciation right was exercised, and the exercise of an option will cancel the related stock appreciation right with respect to the same number of shares for which the option was exercised. Upon exercise, the stock appreciation right will be paid in cash or in shares of common stock (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. The Committee has the discretion to set the terms and conditions applicable to stock appreciation rights, provided that (i) the exercise price of each stock appreciation right will be not less than the fair market value of the common stock on the date of grant, and (ii) each stock appreciation right will expire 10 years from the date of grant.

Stock Awards.  The Committee has the discretion to grant stock awards to participants. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a stockholder with respect to the shares awarded to him and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any performance-based stock award, or stock dividends otherwise payable with respect to any stock award, will be held by the Company and will be paid only to the holder of the stock award to the extent the restrictions on such stock award lapse.

Stock Unit Awards.  The Committee has the discretion to grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock of the Company or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. A participant will not be a stockholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. Until the restrictions on the stock units lapse, the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that such dividend equivalents otherwise payable on any performance-based stock unit award, or stock dividend equivalents otherwise payable on any stock unit award, will be held by the Company and will be paid only to the holder of the stock unit award to the extent the restrictions on such stock unit award lapse.

Cash Incentive Awards.  The Committee has the discretion to adopt one or more Cash Incentive Programs, pursuant to which employees will be eligible for cash payments based upon the level of attainment of pre-established performance goals set by the Committee with respect to a performance period (which the Committee sets with a duration of one to five years). The Committee has the discretion to set the terms and conditions applicable to the cash incentive award, including the eligible employees, the performance criteria and goals and the amount of payments to be made upon attainment of the goals.

Performance-Based Compensation.  The Committee in its discretion may provide that any stock award or stock unit award will be subject to attainment of performance goals, including those that qualify the awards as “performance-based compensation” under Section 162(m) of the Code so that they are fully deductible by the Company for federal income tax purposes. Payments under any Cash Incentive Program shall be subject to the attainment of performance goals, including those that qualify the payment as performance-based compensation under Section 162(m) of the Code. In such case, the Committee will establish performance goals for certain performance periods and targets for achievement of the performance goals, and the performance-based restrictions on the stock award or stock unit award will lapse, and cash incentive payments will be made, if the performance goals and targets are achieved for the designated performance period. The performance goals will be based on one or more of the following criteria: (i) free cash flow; (ii) free cash flow per share; (iii) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (iv) improvement in EBITDA margins; (v) revenue growth; (vi) maintenance of targeted capital structure and leverage ratios; (vii) pre- or after-tax net income; (viii) earnings per share; (ix) share price performance; (x) total stockholder returns; (xi) economic value added; (xii) dividend payout ratio; (xiii) broadband subscriber net additions; (xiv) customer service operating results; (xv) network performance; and (xvi) any other criteria the Committee deems appropriate. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. The performance goals may be particular to one or more lines of business or subsidiaries or may be based on the performance of the Company and its subsidiaries as a whole. The performance goals may be identical for all participants for a given performance period or, at the discretion of the Committee, may differ among participants. In addition, performance goals may be adjusted for any extraordinary items or other unusual or non-recurring items (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Committee.

Payment for Stock Options and Withholding Taxes.  The Committee may make one or more of the following methods available for payment of the exercise price of a stock option, and for payment of the minimum required tax obligation associated with an award: (i) in cash; (ii) in cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or tax withholding; (iii) by directing the Company to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the amount required to be withheld; and (iv) by delivery of previously acquired shares of common stock that are acceptable to the Committee.

Provisions Relating to a “Change in Control” of the Company.  The Plan provides that if there is a change in control of the Company, and there is no assumption of outstanding awards by the successor entity, or conversion of outstanding awards into comparable equity awards of the successor entity, then as of the effective date of the change in control all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the effective date of the change in control, in which case the restrictions will lapse based on actual attainment of the performance goal). If required by the terms of the transaction, the Committee has the right to cancel such grants after having given the participants a reasonable time to exercise the options and stock appreciation rights and take necessary action to receive stock or cash pursuant to stock and stock unit awards. The Plan also provides that if in connection with the change in control the Plan awards are assumed or converted by the successor entity as described above, and within 24 months following the effective date of the change in control the participant’s employment is terminated without cause or the participant terminates employment for good reason, or a participant who is a director is asked to resign for other than cause, all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the date of termination of employment or service, in which case the restrictions will lapse based on actual attainment of the performance goal). See Section 15 of the Plan for the definition of “change in control”.

Amendment and Termination of the Plan; Term of the Plan.  The Board may terminate, suspend or amend the Plan from time to time, without the approval of the stockholders, unless such approval is required by applicable law or stock exchange rule, provided that (i) no amendment shall be made to the Plan’s change in control provisions after the date of the change in control which would adversely affect any rights that would vest on the effective date of the change in control, and (ii) no amendment shall result in the modification or cancellation of an award without the written consent of the participant, unless there is a dissolution, liquidation, change in control or change in capital structure of the Company. Notwithstanding the foregoing, there shall be no amendment to the Plan or any award agreement that results in the repricing of stock options without stockholder approval (except in the case of an equitable adjustment to the awards to reflect changes in the capital structure of the Company or similar events).

No awards may be granted under the Plan on or after May 5, 2019.

Awards Granted Under the Plan.  The Company has not previously issued stock options under the Plan and currently does not intend to issue stock options in the future under the Plan. On March 12, 2009, the closing price of a share of the Company’s common stock on NASDAQ was $9.06.

Description of Material Changes from Existing Plan

The Plan as amended and restated contains the following material changes from the Plan as in effect prior to the amendment and restatement:

Performance Criteria.  The Plan expands the list of performance criteria upon which the Committee may base performance goals attached to a stock award, stock unit award or cash incentive award. See “Performance Based Compensation” above for a more detailed description of these performance criteria. Prior to its amendment and restatement, the Plan’s performance criteria were limited to: (i) free cash flow; (ii) free cash flow per share; (iii) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (iv) improvement in EBITDA margins; (v) revenue growth; (vi) maintenance of targeted capital structure and leverage ratios; (vii) pre- or after-tax net income; (viii) earnings per share; (ix) share price performance; (x) total stockholder returns; (xi) economic value added; and (xii) any other criteria the Committee deems appropriate.

Dividends on Stock Unit Awards and Performance-Based Awards.  The Plan permits the payment of dividends with respect to stock awards and stock unit awards, but requires that dividends otherwise payable with respect to performance-based stock and stock unit awards be held by the Company and only paid to the holder of such an award to the extent the related performance goals are satisfied. Prior to its amendment and restatement, the Plan provided for dividend payments to be made only with respect to stock awards, including performance-based stock awards, and provided for cash dividends to be paid at the same time such dividends were paid on common stock generally.

Payment of Option Exercise Price.  The Plan permits an optionholder to pay the option exercise price by having withheld shares that would otherwise be issuable pursuant to the option exercise. Prior to its amendment and restatement, the Plan did not expressly permit this payment alternative.

Settlement of Stock Unit Awards.  The Plan now permits stock unit awards to be settled in shares of common stock as well as cash. Prior to its amendment and restatement, the Plan provided only for cash settlement of stock unit awards.

Term of Plan.  The term of the Plan has been extended from July 21, 2015 to May 5, 2019 (i.e., 10 years after the effective date of the Plan as amended and restated).

Summary of Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options.  A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

Incentive Stock Options.  A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Stock Appreciation Rights.  A participant will not recognize any income at the time of the grant of the stock appreciation right. Upon exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Stock Awards/Units.  If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of any restriction period without forfeiture. If the participant receives a stock unit award, he generally will recognize ordinary income when he receives shares or cash pursuant to the settlement of the award, provided that if the shares are subject to any restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant, and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.

Cash Incentive Awards.  A participant who receives a cash incentive award will recognize ordinary income equal to the amount received. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Board Recommendation and Stockholder Vote Required

The board of directors recommends a vote “FOR” approval of the amendment and restatement of the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan (Proposal No. 3 on the proxy card).

The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

The following is a description of the background of our executive officers who are not directors:

Steven L. Childers, age 53, serves as our Senior Vice President & Chief Financial Officer. Mr. Childers has served in this position since April 2004. From April 2003 to April 2004, Mr. Childers served as Vice President of Finance. From January 2003 to April 2003, Mr. Childers served as the Director of Corporate Development. From 1997 to 2002, Mr. Childers served in various capacities at McLeodUSA, including as Vice President of Customer Service and, a Vice President of Sales as a member of its Business Process Teams, leading an effort to implement new revenue assurance processes and controls. Mr. Childers joined our predecessor in 1986 and served in various capacities through its acquisition in 1997, including as President of its then existing Market Response division and in various finance and executive roles. Mr. Childers is a member of the board of directors of the Eastern Illinois University Foundation.

Joseph R. Dively, age 49, serves as our Senior Vice President and President of Illinois Telephone Operations. Mr. Dively has served in this position since 2002. From 1999 to 2002, Mr. Dively served as Vice President and General Manager of Illinois Consolidated Telephone Company. In 2001, Mr. Dively also assumed responsibility for the then existing non-regulated subsidiaries of our predecessor, including Operator Services, Public Services and Market Response. From 1997 to 1999, Mr. Dively served as Senior Vice President of Sales of McLeodUSA. Mr. Dively joined our predecessor in 1991 and served in various capacities through its acquisition in 1997, including Vice President and General Manager of Consolidated Market Response and Vice President of Sales and Marketing of Consolidated Communications. Mr. Dively is currently a director of First Mid-Illinois Bancshares, Inc. (a financial holding company). Mr. Dively also serves as the Chairman of Sarah Bush Lincoln Health System, and as immediate post Chairman of the Illinois State Chamber of Commerce Board of Directors. He is also past president of the Charleston Area Chamber of Commerce and Eastern Illinois University’s Alumni Association. He previously chaired Eastern Illinois University’s Business School Advisory Board and served on the board of the USTelecom Association.

Steven J. Shirar, age 50, serves as our Corporate Secretary and Senior Vice President and President of Enterprise Operations. Mr. Shirar has served as Secretary since February 2006 and has served as Senior Vice President and President of Enterprise Operations since 2003. From 1997 to 2002, Mr. Shirar served in various capacities at McLeodUSA, progressing from Chief Marketing Officer to Chief Sales and Marketing Officer. From 1996 to 1997, Mr. Shirar served as President of our predecessor’s then existing software development subsidiary, Consolidated Communications Systems and Services, Inc.

C. Robert Udell, Jr., age 43, serves as our Senior Vice President and President of Texas Telephone Operations. Mr. Udell has served in this position since 2004. From 1999 to 2004, Mr. Udell served in various capacities at the predecessor of our Texas operations, including Executive Vice President and Chief Operating Officer. Prior to joining the predecessor of our Texas operations in March 1999, Mr. Udell was employed by our predecessor from 1993 to 1999 in a variety of senior roles, including Senior Vice President, Network Operations, and Engineering. Mr. Udell currently serves as Chairman of the Independent Telephone and Telecommunications Alliance and is a member of the USTelecom Association Advisory Committee. He serves on the boards of the Katy Economic Development Council, Greater Conroe Economic Development Council, and the Montgomery County United Way.

Christopher A. Young, age 53, serves as our Chief Information Officer. Mr. Young has served in this position since 2003. From 2000 to 2003, Mr. Young served as Chief Information Officer of NewSouth Communications, Inc., a broadband communications provider. From 1998 to 2000, Mr. Young served as Chief Information Officer for 21st Century Telecom Group.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plans Approved by Stockholders

Immediately prior to the closing of our initial public offering in July 2005, our stockholders approved our long-term incentive plan to be effective upon completion of our initial public offering. The plan provides for grants of stock options, stock and stock units, stock appreciation rights and for the adoption of one or more cash incentive programs. Our non-employee directors and certain employees are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder return, otherwise contribute to our success and enable us to attract, retain and reward the best available individuals for positions of responsibility. Our compensation committee administers the plan and determines if and when awards should be granted. Our board also has the authority to administer the plan. The terms and conditions of each award made under the plan, including any vesting or forfeiture conditions, are set forth in the certificate evidencing the grant.

Equity Plans Not Approved by Stockholders

In August 2003, the board of managers of our predecessor company adopted a restricted share plan to which we succeeded upon completion of our initial public offering in July 2005. The restricted share plan authorized the board of directors to grant to members of management, as incentive compensation, awards of restricted shares of common stock or securities convertible into shares of common stock. In connection with our initial public offering, the restricted share plan was amended to eliminate our board’s ability to make any future awards of restricted common stock under the plan.

The following table sets forth information regarding our equity compensation plans as of December 31, 2008:

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities	Weighted-Average	Equity Compensation
	to be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))
Plan Category	(a)	(b)	(c)(1)

Equity compensation plans approved by security holders	—	—	436,449
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	436,449	(1)

(1)	436,449 shares remain available for future issuance under our restricted share plan, as previously described.

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors has furnished the following report to the stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The compensation committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.

Based upon the review and discussions referred to above, the compensation committee recommended to the Board of Directors that the Company’s Compensation Discussion and Analysis be included in this Proxy Statement.

The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

This report is submitted on behalf of the members of the compensation committee:

Roger H. Moore, Chairperson
Jack W. Blumenstein
Maribeth S. Rahe

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objectives

Our compensation committee has designed our executive compensation program to achieve the following objectives:

•	provide incentives to our executives to maximize stockholder return;

•	enable us to attract, retain and reward talented, results-oriented managers capable of leading key areas of the Company’s business; and

•	reward the management team for achieving key financial and operational objectives which will promote the long-term health of the business.

Each key element of total compensation serves a specific purpose that helps achieve the objectives of the executive compensation program.

The three key elements of the current executive compensation program are annual base salary, cash bonuses, and long-term, equity-based incentives. The Company also provides its executive officers with severance and change-in-control benefits as well as a limited number of perquisites and other personal benefits. Our discussion below under the caption “Elements of Executive Compensation” contains additional explanation of each of these elements. In evaluating the mix of these compensation components, as well as the short-term and long-term value of the executive compensation plans, the compensation committee considers both the performance and skills of each executive, as well as the compensation paid to those in similar organizations with similar responsibilities.

The following discussion explains how the compensation committee uses the three key compensation elements to meet the objectives of its executive compensation program.

Objective #1: Provide incentives to our executives to maximize stockholder return.   The compensation committee uses restricted shares in an effort to unify the interests of the Company’s executives and stockholders. The Company granted restricted shares to its executives in March 2008, as described below under the caption “Long-Term, Equity-Based Incentives” on page [28]. The compensation committee believes that granting restricted shares that vest incrementally over time, but only so long as an executive remains employed by the Company, encourages an executive to increase the Company’s stock value over time so the executive can realize a greater value of those shares once they vest. We also granted performance shares to our executives in March 2008, pursuant to which restricted shares may be awarded in the following year based on the attainment of certain performance goals for 2008. The time-based vesting schedule attached to these restricted shares serves the same purpose.

Objective #2: Enable us to attract, retain and reward talented, results-oriented managers capable of leading key areas of the Company’s business.  In order to achieve this objective, the compensation committee believes that it must pay our executives competitive compensation.

In order to assist the compensation committee in setting compensation levels for 2008, the compensation committee obtained from its outside consultant in October 2006 a custom survey of compensation paid by the following companies (our “benchmark group”) that operate in the integrated communications, wireless telecommunications, communications equipment and broadcasting and cable television industries and that had annual revenues ranging from $100 million to $1 billion:

— Alaska Communications Systems Group	— Centennial Communications Corp.	— Commonwealth Telephone Enterprises
— CT Communications, Inc.	— D&E Communications, Inc.	— Eschelon Telecom, Inc.
— Fairpoint Communications, Inc.	— General Communication, Inc.	— Harmonic, Inc.
— Iowa Telecommunications Services, Inc.	— Mediacom Communications Corp.	— North Pittsburgh Systems

— Rural Cellular Corp.	— Surewest Communications	— Talk America Holdings, Inc.
— Time Warner Telecom	.

The compensation committee selected these companies for its benchmark study in late 2006, because the Company competes with them for executive talent, and because these companies also compete with the Company in the capital markets for investors. The benchmark group of 16 companies was first developed by the outside consultant in 2006 when the Company did its first comprehensive benchmark study and was refreshed in late 2008. Five companies were deleted from the original 2006 list and five new companies were added for the 2008 study. In future years, the compensation committee will continue to assess the benchmark group and update it as appropriate. This information provided guidance for decisions regarding various elements of the Company’s executive compensation program.

•	levels of salary, annual bonus, long-term incentives and total direct compensation;

•	percentage of total compensation that is cash and percentage that is equity;

•	percentage of total compensation that is current and percentage that is long-term;

•	types and features of equity-based compensation awards;

•	amounts and types of perquisites and other personal benefits; and

•	components of potential change-in-control benefits.

Based on the work that had previously been completed in late 2006, in late 2007 the outside consultant “refreshed” the 2006 benchmark information to age it to late 2007. This was done by evaluating the compensation changes made since late 2006 by the benchmark companies as well as other companies in the consultant’s proprietary data base, and then projecting those changes forward. On the basis of this analysis, the outside consultant determined that minor adjustments in the overall compensation mix were needed to keep the Company’s total compensation at approximately the 50th percentile to the benchmark group. Certain changes, which we describe more specifically below, were made for this purpose.

In late October, 2008, the Company’s outside compensation consultant updated the list of benchmark companies to remove certain companies in the original benchmark group which were no longer public companies due to acquisition or which the Committee determined were no longer appropriate benchmark companies, and added new companies to replace them. The consultant then provided the compensation committee with a report that showed that, as of August 1, 2008, the Company paid total direct compensation to its executives at a level that ranked the Company 16 percent below the 50th percentile of the benchmark group. The compensation committee then re-evaluated the elements of its compensation program but, in light of overall market conditions and in the interest of containing costs during this recessionary period, declined to make any changes in executive compensation for 2009.

In general, the Company’s compensation structure encourages executives to remain with the Company by paying annual cash bonuses, which motivates executives to remain employed through the year, and by granting restricted shares and performance shares, which grants require a long-term commitment to the Company since executives must generally remain employees for at least four years (in the case of restricted shares) or five years (in the case of performance shares) in order to realize the full value of the shares when they vest.

Objective #3: Reward the management team for achieving key financial and operational objectives which will promote the long-term health of the business. Our cash incentive bonus plan ties the level of achievement of Company annual financial and operational performance goals to the amount of annual incentive compensation we pay to each of our executives. In addition, half of the target annual LTIP award value for each executive is made in the form of performance shares which are only earned when performance criteria are met. This provides a strong linkage between the number of restricted shares awarded and the Company’s achievement of its performance goals. As a result, a significant portion of our executives’ total compensation is dependent on the degree to which we achieve these performance goals. This provides an incentive for our executives to increase our performance with respect to these measures, and in turn increase stockholder value.

Elements of Executive Compensation

The key elements of the compensation committee’s executive compensation program for 2008 were:

•	an annual base salary;

•	cash bonuses directly linked to achievement of the Company’s annual financial and operational performance goals; and

•	long-term, equity-based incentives using restricted shares and performance-based restricted shares.

In addition, the Company provides severance and change-in-control benefits, as well as a limited number of perquisites and other personal benefits to all of its executive officers.

For 2008, as in 2007, the compensation committee determined that each of the named executive officers was eligible to receive an annual base salary and a cash bonus opportunity. The compensation committee also made restricted share grants as detailed in the Summary Compensation Table and set performance-based targets for restricted shares to be awarded if certain performance goals were met. The Summary Compensation Table shows the compensation of each of the named executive officers for 2006, 2007, and 2008.

In general, the compensation committee reviews executive compensation and executive performance on an annual basis, in the first quarter following the completion of the previous performance year. For 2008 performance, the review took place in February of 2009.

Salary

The Company pays all of its executive officers a fixed, annual salary, which the compensation committee believes provides financial stability for executives and reflects their level of responsibility with the Company. The compensation committee also believes that that salary increases should reward an individual’s contributions to the Company and may reflect market conditions.

The compensation committee reviews, and may revise at its discretion, salaries for executive officers when it feels those changes are warranted. In its annual review of the salaries of executive officers for 2008, the committee considered the following principal factors:

•	performance of the executive during the previous year, including that individual’s contribution to the Company’s attainment of its preestablished performance goals;

•	achievement by the Company during the previous year of its performance goals; and

•	salary levels of comparable positions at companies in the Company’s benchmark group.

For 2008, the compensation committee increased annual base salary levels for Messrs. Currey, Udell and Shirar by 2.6% from their 2007 levels and for Messrs. Dively and Childers by 3.7% and 5.7%, respectively from their 2007 levels. The compensation committee approved the increases, which were effective as of March 1, 2008, in order to bring the named executive officers’ total direct compensation more in line with the total direct compensation of comparable executives in the benchmark group in order the meet the Company’s objective of paying total direct compensation at approximately the 50th percentile of that group. The compensation committee believes that the salary levels in 2008 for the named executive officers served the compensation committee’s objective to retain and reward these officers. Mr. Currey’s higher salary reflects the higher level of his responsibilities and his accountability for overall Company performance.

The “Salary” column of the Summary Compensation Table shows the salaries paid for 2008, 2007 and 2006 to each of the named executive officers and the discussion following the Summary Compensation Table sets forth the 2008 annual salary rates.

Cash Bonuses

The Company maintains a cash incentive bonus plan that is designed to reward achievement of annual Company performance goals. The compensation committee believes that consistent attainment of these goals is critical to the Company’s long-term success. In 2008, each of the named executive officers was eligible to participate in the bonus plan, which provided them with the opportunity to earn a cash bonus payment. The payment was measured as a percentage of the named executive officer’s salary and was based on the achievement of objective criteria established by the compensation committee. For 2008, the compensation committee based its performance targets on the following measures and in the following amounts:

•	40% on the Company’s adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for 2008 (target of $194.0 million);

•	25% on dividend payout ratio for 2008 (target of 79.5% or less);

•	25% on broadband subscriber net additions for 2008 (target of 19,000 net additions), which consisted of the number of the Company’s subscribers to its digital subscriber lines (DSL) and Internet protocol television (IPTV) lines; and

•	10% on a set of nine related “other operating goals” which the compensation committee set for the Company’s executive team to meet as a group. These “other operating goals” contain a mix of qualitative and quantitative goals which are established by the compensation committee to guide the management team in achieving the company’s operating, strategic, and public policy goals. The goals are the same for all the named executive officers, and the achievement score is determined by the compensation committee as a part its annual evaluation of the CEO’s and officer team’s performance.

In February 2008, the compensation committee determined these measures and established a formula to link the results with payout levels. The compensation committee used these specific performance measures, target levels and a simple weighting of the measures because it believed that they served to most effectively promote the Company’s primary short-term goals of increasing earnings, sustaining its dividend, and adding broadband subscribers.

For 2008, the compensation committee established the bonus payouts for each executive, as a percentage of 2008 salary level, based on its assessment of appropriate balance and mix between base salary and short-term bonus in determining the total cash to be paid to each executive.

For 2008, the bonus payout target for our Chief Executive Officer was 120% of salary, and in the case of the other named executive officers, 50% of salary. The compensation committee used these levels because it believed the targeted payouts at those levels would achieve a bonus payout for each named executive officer so that each officer’s total direct compensation would be at roughly the 50th percentile of the benchmark group, and, in the case of the Chief Executive Officer, because his higher target payout level reflects the difference in the level of his responsibilities and accountability for overall Company performance.

The compensation committee also set a maximum payment equal to 120% of the target amount if the goals were attained above 115% of the target level and a threshold level such that attainment of below 80% would have resulted in no bonus payment.

For 2008, the Company achieved the Company performance targets at the following levels:

Performance Measure	Actual	Target	% vs. Target

Adjusted EBITDA	$191.3 million	$194.0 million	97.8%
Dividend Payout Ratio	71.1%	79.5%	111.1%
Broadband Subscriber Net Adds	14,904	19,000	78.4%
Other Operating Goals	90%	100.0%	90.0%

In the compensation committee’s review of 2008 performance, the compensation committee first determined the amounts earned by the executives by computing the weighted average of the actual achievement of the performance targets at the levels described above. This weighted average was 95.1% of target. Notwithstanding this, the executive officers participating in the bonus plan recommended to the compensation committee that they be paid at the lower level of 85% of target in order to fund a portion of an increase the executive officers recommended that the committee approve for bonuses for other salaried employees to recognize the extraordinary efforts of these employees in dealing with Hurricane Ike and other challenges during 2008. The compensation committee agreed with this recommendation.

The resulting bonuses, all of which were paid in March 2009, represented the following percentages of each named executive officer’s respective 2008 annual salary level:

	2008 Bonus Payout as a Percentage of 2008 Salary
	Actual Percentage of	Target Opportunity, as
Name	Salary Paid	a Percentage of Salary

Robert J. Currey	102%	120%
C. Robert Udell, Jr.	42.5%	50%
Steven J. Shirar	42.5%	50%
Joseph R. Dively	42.5%	50%
Steven L. Childers	42.5%	50%

The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table shows the cash bonus the compensation committee awarded to each of the named executive officers for 2008 pursuant to the Company’s bonus plan.

The compensation committee believes that the level of the cash bonus opportunities and the cash bonuses actually paid in 2008 to the named executive officers helped serve the compensation committee’s executive compensation program objectives to:

•	retain and reward its named executive officers by providing them with a cash bonus opportunity at a level competitive with the Company’s benchmark group; and

•	reward the named executive officers for achieving key financial and operational objectives, all of which were obtained in 2008.

Long-Term, Equity-Based Incentives

The Company maintains a stockholder-approved Long-Term Incentive Plan (the “LTIP”) that provides for grants of stock options, stock, stock units and stock appreciation rights and for the adoption of one or more cash incentive programs. Our non-employee directors and certain employees, including each of the named executive officers, are eligible for grants under the plan. The principal purposes of the plan are to:

•	provide these individuals with incentives to maximize stockholder return and otherwise contribute to our success; and

•	enable us to attract, retain and reward the best available individuals for positions of responsibility.

Our compensation committee administers the plan and determines if and when awards should be granted.

In February 2007 the compensation committee adopted the Executive Long-Term Incentive Program (the “program”), which provides a methodology for determining the equity compensation to be granted each year under the LTIP. Under the program, each year the compensation committee determines for each executive eligible to participate, including each named executive officer, and by comparable job position, the economic value of target annualized long-term incentive compensation at the 50th percentile of the benchmark group. In general, if in any year the compensation committee decides to make restricted share grants, the awards will be equal to 50% of this target value. The Company pays the other 50% of the target to the executives in the form of performance shares.

In March of 2007, the compensation committee made restricted share awards to Mr. Currey and each of the other named executive officers. In Mr. Currey’s case the awards were intended to cover a 2-year period and for the other named executive officers the awards were intended to cover a 3-year period. No new restricted shares were awarded to Mr. Currey or to the other named executive officers in 2008.

In March 2008, the compensation committee established a target value of long-term incentive compensation and made performance share awards equal to 50% of this target value. The compensation committee also approved

Company performance goals and minimum, target and maximum payouts. The goals and pay out levels were the same as those approved for the cash incentive bonus plan.

The performance share awards entitled the executives to receive awards of restricted shares in the next subsequent year depending on the level of attainment of these goals. Attainment of the goals at the target levels would result in the target number of performance shares awarded as restricted shares, and attainment of the goals at above or below the target levels would result in an increased or decreased number of restricted shares awarded. The restricted shares also vest at a rate equal to 25% per year on each December 5th following the date of grant, except for our Chief Executive Officer, which vest 100% on the first December 5th following the date of grant.

In March 2009, the compensation committee approved awards of restricted shares based on 2008 performance, as follows:

	2008 Performance	March 2009 Restricted
Named Executive Officer	Share Target	Shares Earned/Awarded

Robert J. Currey	25,363	24,221
C. Robert Udell	6,192	5,913
Steven J. Shirar	6,192	5,913
Joseph R. Dively	6,192	5,913
Steven L. Childers	6,192	5,913

The 2008 performance share target award levels were determined by taking half of the annual target LTIP grant value for each of the named executive officers, and converting that value to a number of shares based on the 20-day average closing price for our stock as of two trading days before the award date (discounted 10% to reflect the risk of attaining performance goal results at below-target levels).

The number of restricted shares granted in March 2009 were determined based on an achievement level of 95.1 percent of the target performance goals, as previously described in the “Cash Bonus” section above.

The compensation committee believes that the long-term, equity-based incentives it awarded to its named executive officers in 2008 helped meet its objectives to:

•	retain and reward its named executive officers by providing them with long-term, equity-based compensation at a level competitive with the Company’s benchmark group; and

•	reward the named executive officers for achieving key financial and operational objectives, which were attained at a 95.1 percent level in 2008.

All Other Compensation

As part of our executive compensation program, we provide certain of our executives with the following other benefits:

•	personal use of a Company automobile;

•	living expenses if the executive’s responsibilities require repeated and extended stays away from home;

•	expenses paid for business related meals and travel for spouses;

•	tax reimbursement for Company automobile and business related travel; and

•	Company matching contributions to its 401(k) plan.

The “All Other Compensation” column of the Summary Compensation Table on page 32 shows the aggregate amounts of such compensation paid for 2008 to each of the named executive officers.

The compensation committee reviewed the amounts and types of perquisites and other benefits the Company provides to its executive officers as part of its benchmark group survey in the fourth quarter of 2006 and expects to revisit it periodically to determine if adjustments are appropriate.

Employment Security Agreements

On February 20, 2007 the Company adopted Employment Security Agreements with each of its named executive officers, as well as certain other executives. Please see the caption “Potential Payments upon Termination or Change in Control of the Company — Employment Security Agreements” below for an explanation of the terms of the Employment Security Agreements.

The Company believes that the protections afforded by the agreements are a valuable incentive for attracting and retaining top managers. It believes that the agreements are particularly important because the Company does not have employment agreements or long-term arrangements with its executives. The Company also believes that, in the event of an extraordinary corporate transaction, the agreements could prove crucial to the Company’s ability to retain top management through the transaction process.

There have been no changes in these agreements since their original execution date.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid to the chief executive officer and to each of the three other most highly compensated officers of a public company (other than the chief financial officer) to $1 million per year. However, compensation that is considered qualified “performance-based compensation” generally does not count toward the $1 million deduction limit. Section 162(m) contains a transition rule that delays the application of its deductibility limits to compensation paid by a company that becomes public pursuant to an initial public offering. The Company generally can rely on this transition rule with respect to its compensation arrangements until the 2009 annual meeting of stockholders Accordingly, all compensation paid to the named executive officers in 2008 is fully deductible by the Company without regard to Code Section 162(m). The Company in this proxy statement, is submitting the LTIP for shareholder approval to assure future deductibility of its performance-based compensation.

Processes and Procedures for the Consideration and Determination of Executive and Director Compensation

The Board of Directors approves and establishes the annual operating and performance goals for the Company, and the compensation committee then determines the appropriate criteria for linking compensation of the named executive officers and the non-employee directors to this performance, including the establishment of:

•	base salary amounts for the Company’s executive officers;

•	annual incentive programs for the Company’s executive officers;

•	long-term equity incentive compensation and all policies related to the issuance of restricted shares and performance shares by the Company, including grants of restricted shares to directors;

•	annual performance goals and payouts for the Company under the bonus plan and the Company’s long-term incentive plan; and

•	amounts of the annual retainers and other fees for the Company’s non-employee directors.

Role of Executive Officers and Management

The Chief Executive Officer prepares a performance review for each of the other executives each year. Based on his assessment of each individual’s performance during the preceding calendar year, as well as a review of how each executive’s compensation compares with the benchmark group companies, the Chief Executive Officer recommends to the compensation committee, for each such executive, base salary amounts, restricted share and performance share awards and annual performance goals under the bonus plan and the long-term incentive plan.

Role of Independent Consultant

In 2008, the compensation committee directly engaged Watson Wyatt & Company as its outside consultant to assist it in reviewing the effectiveness and competitiveness of the Company’s executive compensation and outside director programs and policies. In particular, Watson Wyatt & Company assisted the compensation committee with the following:

•	construction of the benchmark group companies to be used in compensation analysis;

•	analysis of the Company’s total direct compensation, including base salary, annual bonus, and long-term incentives;

•	evaluation of the prevalence and type of perquisite programs provided by other benchmark companies;

•	review and consulting on compensation design and performance linkage; and

•	ad hoc issue analysis as requested by the compensation committee.

EXECUTIVE COMPENSATION

2008 Summary Compensation Table

The following table lists information regarding the compensation for the years ended December 31, 2008, 2007 and 2006, of our Chief Executive Officer, Chief Financial Officer and each of the other executive officers named in this section, to whom we refer to, collectively, as the named executive officers.

				Non-Equity
			Stock	Incentive Plan	All Other
Name and Principal Position	Year	Salary($)	Awards($)(1)	Compensation($)	Compensation($)		Total($)

Robert J. Currey,	2008	$368,173	$752,343	$448,174	$14,000	(2)	$1,582,690
President and Chief	2007	$358,481	$1,610,833	$448,174	$13,500		$2,430,988
Executive Officer	2006	$350,000	$648,843	$445,000	$14,781		$1,458,624
C. Robert Udell, Jr.,	2008	$220,904	$226,448	$112,043	$17,472	(3)	$576,867
Senior Vice President and	2007	$215,088	$263,348	$112,043	$13,640		$604,119
President of Texas	2006	$210,000	$162,208	$130,000	$15,223		$517,431
Telephone Operations
Steven J. Shirar,	2008	$220,904	$129,023	$112,043	$42,382	(4)	$504,352
Senior Vice President,	2007	$215,088	$317,318	$112,043	$28,156		$672,605
President of Enterprise	2006	$210,000	$216,281	$130,000	$32,469		$588,750
Operations and Secretary
Joseph R. Dively,	2008	$220,462	$129,023	$110,852	$16,138	(5)	$476,475
Senior Vice President and	2007	$211,308	$317,318	$110,852	$21,205		$660,683
President of Illinois	2006	$200,000	$216,281	$125,000	$16,973		$558,254
Telephone Operations
Steven L. Childers,	2008	$219,692	$129,023	$108,780	$12,525	(6)	$470,020
Senior Vice President	2007	$207,115	$317,318	$108,780	$9,600		$642,813
and Chief Financial	2006	$195,000	$216,281	$122,500	$9,273		$543,054
Officer

(1)	Stock Awards. The amounts in this column represent the Company’s expense for the years ended December 31, 2008, 2007 and 2006 with respect to all outstanding restricted shares and performance shares held by each named executive officer during the applicable year, disregarding any adjustments for estimated forfeitures. See the discussion below under the caption “Stock Awards.” Also, see Footnote 16 to the Consolidated Financial Statements contained in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2008, 2007 and 2006 for an explanation of the assumptions made by the Company in the valuation of these awards. The Company made no stock awards in 2006.

(2)	All Other Compensation — Robert J. Currey. This column includes $14,000 of matching and profit-sharing contributions made in 2008 under the Company’s 401(k) Plan on behalf of Mr. Currey.

(3)	All Other Compensation — C. Robert Udell. This column includes $11,500 of matching and profit-sharing contributions made in 2008 under the Company’s 401(k) Plan on behalf of Mr. Udell. Mr. Udell is also provided with personal use of a Company automobile and a tax “gross-up” reimbursement in connection with payment for his personal use of a Company automobile.

(4)	All Other Compensation — Steven J. Shirar. This column includes $13,521 of matching and profit-sharing contributions made in 2008 under the Company’s 401(k) Plan on behalf of Mr. Shirar. The Company also provides Mr. Shirar with living expenses while working at its Mattoon headquarters location $10,019, with personal use of a Company automobile $8,395 and a tax “gross-up” reimbursement in connection with payment for his personal use of a Company automobile $10,196.

(5)	All Other Compensation — Joseph R. Dively. This column includes $13,297 of matching and profit-sharing contributions made in 2008 under the Company’s 401(k) Plan. Mr. Dively is also provided with personal use of a Company automobile and a tax “gross-up” reimbursement in connection with payment for his personal use of a Company automobile.

(6)	All Other Compensation — Steven L. Childers. This column includes $12,525 of matching and profit-sharing contributions made in 2008 under the Company’s 401(k) Plan.

Salary.  The “Salary” column of the Summary Compensation Table shows the salaries paid in 2008, 2007 and 2006 to each of the named executive officers. Annual salary increases were effective approximately as of March 1st of each year, and the salary rates in effect as of March 1, 2008 were:

Robert J. Currey	$370,000
C. Robert Udell, Jr.	$222,000
Steven J. Shirar	$222,000
Joseph R. Dively	$222,000
Steven L. Childers	$222,000

Stock Awards.  In March 2008, the Company granted the named executive officers restricted shares and performance shares pursuant to the LTIP. Please see the caption “Long-Term, Equity-Based Incentives” of the Compensation Discussion and Analysis on page 28 for an explanation of these stock awards.

Non-Equity Incentive Compensation.  The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table shows the cash bonus the Company awarded to each of the named executive officers for 2008 pursuant to the Company’s bonus plan. (For more information, please refer to the Compensation Discussion and Analysis section of this proxy statement on page 24.) The Company paid all of these amounts in March 2009.

2008 Grants of Plan-Based Awards

This table sets forth information for each named executive officer with respect to (1) estimated possible payouts under non-equity incentive plan awards and equity incentive plan awards that could have been earned for 2008.

								Grant Date
								Fair Value
		Estimated Possible Payouts Under			Estimated Possible Payouts			of Stock and
	Grant	Non-Equity Incentive Plan Awards(1)			Under Equity Incentive Plan Awards(2)			Option
Name	Date	Threshold($)	Target($)	Maximum($)	Threshold	Target	Maximum	Awards(4)

Robert J. Currey		$222,000	$444,000	$532,800
					12,681	25,363	30,435	$319,631
C. Robert Udell, Jr.		$55,500	$111,000	$133,200
					3,096	6,192	7,430	$78,032
Steven J. Shirar		$55,500	$111,000	$133,200
					3,096	6,192	7,430	$78,032
Joseph R. Dively		$55,500	$111,000	$133,200
					3,096	6,192	7,430	$78,032
Steven L. Childers		$55,500	$111,000	$133,200
					3,096	6,192	7,430	$78,032

(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards. Payouts under the bonus plan were based on performance in 2008, which has now occurred. The performance targets were set in February 2008, as described in the Compensation Discussion and Analysis section under the caption “Annual Incentive Compensation.” The amounts actually paid under the bonus plan for 2008 appear in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Pursuant to the bonus plan for 2008, the compensation committee established a performance award formula which linked the payouts to the weighted average achievement across the four goal areas it had established. Target payout was to be made if the performance goals were attained at target level, and the payout was to be capped at a maximum payment of 120% of the target level if the goals were attained at or above the 120% level; and payout was to be zero if the performance goals are attained below the 80% level. The compensation committee had discretion to determine payouts for achievement between threshold and target, and target and maximum.

(2)	Estimated Possible Payouts Under Equity Incentive Plan Awards. These columns show the threshold, target and maximum number of shares of restricted stock that could have been awarded in 2009 pursuant to performance shares previously granted in March 2008. These awards of restricted stock were based on performance in 2008, which has now occurred. Pursuant to the LTIP for 2008, the compensation committee granted performance shares to executives, which reflected the target number of shares of restricted stock to be granted in 2009 if target performance goals set by the compensation committee for 2008 were met. The target award was subject to adjustment based on the weighted average level of attainment of the performance goals, subject to a maximum award of 120% of the target number of shares if the goals were attained at a 115% level and a minimum of zero shares if the goals were attained below an 80% level. This LTIP is described in the Compensation Discussion and Analysis section under the caption “Long-Term, Equity Based Incentives

(3)	Grant Date Fair Value of Stock and Option Awards. This column shows the grant date fair value, computed in accordance with FAS 123(R), of the target value of awards of performance shares made in 2008 to the named executive officers. See Footnote 16 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for an explanation of the assumptions made by the Company in the valuation of these awards.

Outstanding Equity Awards at 2008 Fiscal Year-End

This table sets forth information for each named executive officer with respect to each award of restricted shares that had been made at any time, had not vested, and remained outstanding at December 31, 2008.

	Stock Awards
	Number of Shares or	Market Value of Shares
	Units of Stock That	or Units of Stock That
Name	Have Not Vested (#)(1)	Have Not Vested ($)(2)

Robert J. Currey	—	$0
C. Robert Udell, Jr.	18,206	$216,287
Steven J. Shirar	10,706	$127,187
Joseph R. Dively	10,706	$127,187
Steven L. Childers	10,706	$127,187

(1)	Number Of Shares Or Units Of Stock That Have Not Vested. The Company granted all named executive officers restricted shares in March 2008. The award for Mr. Currey (21,361 shares) vested in its entirety on December 5, 2008. The Company granted each of the other named executive officers 5,215 shares in March 2008 and 13,591 restricted shares in March 2007. These awards vest on each December 5th following the award date, which leaves 10,706 unvested. In addition, Mr. Udell received a grant of 30,000 restricted shares on October 13, 2005, which vest 25% on each anniversary of the date of grant, which leaves a total of 18,206 shares unvested as of December 31, 2008 for Mr. Udell.

(2)	Market Value Of Shares Or Units Of Stock That Have Not Vested. Represents the number of shares of common stock covered by the restricted shares valued using $11.88 (the closing market price of the Company’s common stock as reported in The Wall Street Journal for December 31, 2008).

2008 Option Exercises and Stock Vested

This table sets forth information concerning the number of restricted shares that vested during 2008 and the value of those vested shares.

	Stock Awards
	Number of Shares
	Acquired on	Value Realized
Name	Vesting(#)	On Vesting ($)(1)

Robert J. Currey	39,733	$421,568
C. Robert Udell, Jr.	12,202	$136,513
Steven J. Shirar	4,702	$49,888
Joseph R. Dively	4,702	$49,888
Steven L. Childers	4,702	$49,888

(1)	Value Realized on Vesting. Represents the number of shares of common stock covered by the restricted shares acquired on vesting of such restricted shares, as shown in the “Number of Shares Acquired on Vesting” column valued using the closing market price of the common stock as reported in The Wall Street Journal for the date of vesting of the restricted shares.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF THE COMPANY

Pursuant to its Employment Security Agreements and 2005 Long-Term Incentive Plan, the Company provides eligible employees, including the named executive officers, with certain benefits upon a change in control of the Company or upon certain types of termination of employment following a change in control of the Company. These benefits are in addition to those benefits to which employees would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that are vested as of the date of termination, and the right to elect continued health benefits pursuant to COBRA). Those incremental benefits as they pertain to the named executive officers are described below:

Employment Security Agreements

The Company has Employment Security Agreements with the named executive officers and certain other executives, which provide benefits upon the occurrence of certain terminations of employment following a change in control of the Company. The Agreements with named executive officers provide for benefits upon the following types of employment termination:

•	an involuntary termination of the executive’s employment by the Company without “cause” that occurs within 24 months after a change in control of the Company; or

•	a voluntary termination of employment by the executive for “good reason” that occurs within 24 months after a change in control of the Company.

The benefits provided upon such a termination of employment include the following:

•	A lump sum cash payment, payable within 30 days of the termination of employment, equal to the sum of (i) the executive’s annual base salary rate, determined as of the date of the change in control or, if higher, the date of employment termination, and (ii) a prorata portion of the average annual amounts paid to the executive under all cash-based incentive plans of the Company for the three fiscal years prior to the date of the change in control, or if higher, the date of employment termination.

•	The executive will continue to be covered by all welfare plans of the Company during the 12-month severance period, or if earlier, until the executive is eligible for coverage under similar plans from a new employer. Such coverage will be on the same basis and at same cost as in effect prior to the change in control, or anytime after, if more favorable to the executive. If such coverage is not available under the plan, the Company shall provide substantially similar benefits. The COBRA period for benefit continuation begins after the end of the initial continuation period described above.

•	The Company will provide a gross-up payment to the executive to cover any excise and related income tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the Agreement.

•	The Company will pay any out-of-pocket expenses, including attorney’s fees, incurred by the executive in connection with the successful enforcement of any provision of the Agreement.

The Agreements contain restrictive covenants that prohibit the executive from (i) associating with a business that is competitive with any line of business of the Company for which the executive provided substantial services, in any geographic area in which such line of business was active at the time of the executive’s termination, without the Company’s consent and (ii) soliciting the Company’s customers, agents or employees. These restrictive covenants remain in effect during the 12-month severance period.

For purposes of the Agreements:

(a) “change in control” means (i) the acquisition, by a person other than an affiliate of Richard A. Lumpkin, of a majority of the voting power of the Company’s outstanding securities; (ii) during any period of two consecutive years or less, the incumbent directors cease to constitute a majority of the Board, unless any new direction’s election or nomination was approved by at least 2/3 of the incumbent directors; (iii) a reorganization, merger, consolidation or share exchange resulting in the conversion or exchange of the Company’s common stock into securities of another company, or any dissolution or liquidation, or a sale of 50% or more of all the Company’s assets; or (iv) a merger, consolidation, reorganization or share exchange, unless following such transaction at least a majority of the voting power of the outstanding securities of the surviving entity is owned, in the same proportion, by substantially the persons who owned the Company’s outstanding voting securities immediately prior to the transaction.

(b) “cause means the executive’s (i) conviction or admission of guilt with respect to any felony, fraud, misappropriate or embezzlement, (ii) malfeasance or gross negligence in the performance of his duties that is materially detrimental to the Company, or (iii) breach of any Company code of conduct, if the consequence would be termination of employment. In each case, the Company must give the executive written notice of the existence of cause, and if the act is capable of being cured, 30 days in which to cure.

(c) “good reason” means (i) a material reduction in the executive’s base salary and/or bonus opportunity without his consent, (ii) a material reduction in the scope or importance of the executive’s duties and responsibilities without his consent, or (iii) a transfer of the executive’s primary worksite of more than 30 miles (unless the new worksite is closer to the executive’s residence). In each case, the executive must give written notice within 90 days and the Company has 30 days in which to cure the action constituting good reason.

2005 Long-Term Incentive Plan

The 2005 Long-Term Incentive Plan provides that if there is a change in control of the Company, and there is no assumption of outstanding awards by the successor entity, or conversion of outstanding awards into comparable equity awards of the successor entity, then as of the effective date of the change in control all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the effective date of the change in control, in which case the restrictions will lapse based on actual attainment of the performance goal). The Plan also provides that if in connection with the change in control the Plan awards are assumed or converted by the successor entity as described above, and within 24 months following the effective date of the change in control the participant’s employment is terminated without cause or the participant terminates employment for good reason, or a participant who is a director is asked to resign for other than cause, all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the date of termination of employment or service, in which case the restrictions will lapse based on actual attainment of the performance goal).

The plan uses the same definitions of change in control, cause and good reason as set forth in the Employment Security Agreements.

The tables set forth below quantify the additional benefits as described above that would be payable to each named executive officer under the arrangements described above.

Termination of Employment Following a Change in Control

The additional amounts set forth in this table would be payable pursuant to the Employment Security Agreements, assuming a change in control of the Company and that the named executive officer became eligible for benefits following a termination of employment on December 31, 2008.

	Robert J.	C. Robert	Steven J.	Joseph R.	Steven L.
Name	Currey	Udell, Jr.	Shirar	Dively	Childers

One Time Base Salary	$370,000	$222,000	$222,000	$222,000	$222,000
Bonus	$437,725	$115,681	$115,681	$119,951	$109,593
Welfare Benefits for Severance Period(1)	$6,167	$9,086	$11,052	$9,161	$7,501
Tax Gross-Up (§280(G))	$0	$0	$0	$0	$0

(1)	Welfare Benefits for Severance Period. Amounts in this row consist of projected Company premiums for health (including medical, dental, vision), life, AD&D and disability policies, reduced by the amount of projected employee premiums during the severance period for each named executive officer.

Benefits Upon Change in Control

The additional amounts set forth in this table would be realized by each named executive officer under the 2005 Long-Term Incentive Plan, assuming a change of control of the Company occurred on December 31, 2008.

	Robert J.	C. Robert	Steven J.	Joseph R.	Steven L.
Name	Currey	Udell, Jr.	Shirar	Dively	Childers

Value of Unvested Restricted Shares(1)	$301,312	$289,848	$200,748	$200,748	$200,748

(1)	Amounts in this row represent the value of the restricted shares that would vest upon the change in control on December 31, 2008 under the terms of the 2005 Long-Term Incentive Plan. The value of the restricted shares is based on the closing market price of the Company’s stock as reported in The Wall Street Journal for December 31, 2008 ($11.88). Restricted share awards include all awards made through December 31, 2008 and the restricted shares issuable pursuant to the performance shares (or actual attainment levels, if higher than target) granted in March 2008, based on target performance goal attainment levels at December 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SKL Investment Group

Mr. Lumpkin, together with members of his family, beneficially owns 100% of SKL Investment Group, LLC, a Delaware limited liability company (“SKL”), which is an investment company serving the Lumpkin family. Mr. Lumpkin and members of his family are the sole voting members of SKL. SKL paid $45,000 to the Company in 2008 for the use of office space, computers, telephones and for other office related equipment. This amount is based upon actual usage incurred by SKL. For example, in 2008, SKL paid $31,000 to rent approximately 1,677 square feet of office space, which is equivalent to the Company’s base rent per square foot plus a prorated share of real-estate taxes, utilities, and maintenance. The charges for use of equipment and other office related expenses was based on actual third-party charges or SKL’s estimated share of usage. The Company believes these terms are reasonable and customary, and are comparable to those which would have been obtained in an arms-length transaction.

LATEL Sale/Leaseback

In 2002, in connection with the Company’s predecessor company’s acquisition of Illinois Consolidated Telephone Company (“ICTC”) and several related businesses from McLeodUSA, each of ICTC and Consolidated Communications Market Response, Inc., an indirect, wholly owned subsidiary of the Company, entered into separate agreements with LATEL, LLC (“LATEL”), pursuant to which each of them sold to LATEL real property for total consideration of approximately $9.2 million and then leased the property back from LATEL. The sale prices for the properties sold to LATEL were determined based upon an appraisal of each property. Mr. Lumpkin and his immediate family have beneficial ownership of 74.85% of LATEL. Agracel, Inc. (“Agracel”) is a real estate investment company of which Richard A. Lumpkin, together with his family, beneficially owns 49.7%. In addition, Mr. Lumpkin is a director of Agracel. Agracel is the sole managing member and 50% owner of LATEL.

The initial term of both leases was one year beginning on December 31, 2002. Each lease automatically renews for successive one year terms through 2013, unless either ICTC or Consolidated Communications Market Response, Inc. provides one year prior written notice that it intends to terminate its respective lease. On August 1, 2005, LATEL exercised its option in the leases to convert the term of the leases to a fixed term of six years. After the fixed term expires on July 31, 2011, the leases will revert back to the initial lease terms, providing for automatic renewal of one year terms, through 2013.

Collectively, the lease expense for 2008 was approximately $1.39 million, of which ICTC paid approximately $1.1 million and Consolidated Communications Market Response, Inc. paid the remainder. These lease payments represent 100.0% of the revenues of LATEL. The annual rent for each lease will increase by 2.5% upon each renewal. Currently, the leases are recorded as operating leases of ICTC and Consolidated Market Response, Inc.

MACC, LLC

In 1997, prior to our predecessor company’s acquisition of ICTC at the end of 2002, Consolidated Communications Market Response, Inc. entered into a lease agreement with MACC, LLC (“MACC”), an Illinois limited liability company, pursuant to which Consolidated Communications Market Response, Inc. agreed to lease office space for a period of five years. Agracel, in which Mr. Lumpkin together with members of his family own a minority interest, is the sole managing member and 66.7% owner of MACC. Mr. Lumpkin and members of his family directly own the remainder of MACC. The parties initially extended the lease for an additional five years through October 14, 2007. On September 1, 2007, the Parties signed a new 5-year lease, extending through August 31, 2012. Consolidated Communications Market Response, Inc. paid MACC rent for 2008 in the amount of $191,633. The lease provides for a 2.5% increase to the annual lease payments each year. Neither party has the right to terminate the lease, and the Company has the right to renew the lease for two additional 5-year terms under the same terms and conditions.

First Mid-Illinois Bancshares, Inc.

Pursuant to various agreements with Consolidated Communications, Inc. (“CCI”), First Mid-Illinois Bancshares, Inc. (“First Mid-Illinois”) provides the Company with general banking services, including depository, disbursement and payroll accounts, on terms comparable to those available to other large unaffiliated business accounts. Mr. Lumpkin and members of his family own approximately 29.8% of the common stock and 33.1% of the preferred stock of First Mid-Illinois and Mr. Dively owns less than 1.0% of the common and preferred stock of First Mid-Illinois. In addition, Mr. Dively is a director of First Mid-Illinois. The fees charged and earnings received on deposits, through repurchase agreements, are based on First Mid-Illinois’s standard schedule for large customers. During 2008, the Company paid maintenance and activity related charges of $10,642 to First Mid-Illinois and earned $48,071 of interest on its deposits. In addition, First Mid-Illinois administers the Company’s hourly 401(k) plan. During 2008, CCI paid $64,849 to First Mid-Illinois for this service, which is a competitive market rate based on assets under management that the Company believes is comparable to rates charged by independent third parties.

In 2008, The Checkley Agency, a wholly-owned insurance brokerage subsidiary of First Mid Illinois received a $145,234 commission in 2008 relating to insurance and risk management services provided to CCI in connection with a co-brokerage arrangement with Arthur J. Gallagher Risk Management Services, Inc.

CCI provides First Mid-Illinois with local dial tone, custom calling features, long distance and other telecommunications services. In 2008, First Mid-Illinois paid CCI approximately $482,051 for these services. These services are based on standard prices for strategic business customers.

Related Person Transactions Policy

In March 2007, our audit committee adopted a written Related Person Transactions Policy, which provides for procedures for review, approval and ratification of transactions involving the Company and “related persons” (which consists of directors, director nominees, executive officers and stockholders owning five percent or more of the Company’s outstanding stock, any of their immediate family members, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner, principal or in a similar position or has, together with the beneficial ownership interests of all other “related persons,” a 10% or greater beneficial ownership interest). The policy covers any related person transaction that would be required to be disclosed in our proxy statement under applicable SEC rules (generally, transactions in which the Company is a participant, the amount involved exceeds $120,000 and in which a “related person” has a direct or indirect material interest).

Certain transactions are not subject to specific approval under the policy by virtue of being exempt from the set of related person transactions that must be disclosed pursuant to applicable SEC rules. In addition, the audit committee has approved in the policy the provision of products or services by the Company and its subsidiaries to “related persons,” if conducted in the ordinary course of business and on terms that are no less favorable to the Company then those available to customers who are not related to the Company.

The policy requires, prior to a party entering into any related person transaction covered by the policy, to provide notice to the Company of the proposed related person transaction. The audit committee or its chairperson may approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the audit committee or its chairperson, as applicable, determines in good faith. In the event the Company becomes aware of a related person transaction that has not been previously approved or previously ratified under the policy that is pending or ongoing, it will be submitted to the audit committee or its chairperson, as applicable, which shall evaluate all options, including but not limited to ratification, amendment or termination of the related person transaction, and (if appropriate) any disciplinary actions recommended. No member of the audit committee may participate in the consideration, approval or ratification of any related person transaction with respect to which such member or any of his or her immediate family members is the “related person” or in which he, she or they otherwise have an interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, Roger H. Moore, Jack W. Blumenstein and Maribeth S. Rahe served on the compensation committee. No member of the compensation committee was, during 2008, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. During 2008, none of the Company’s executive officers served on the board of directors or the compensation committee of any other entity, any officers of which served either on the Company’s board of directors or its Compensation Committee.

ANNUAL REPORT TO STOCKHOLDERS

Our combined 2008 annual report to stockholders and annual report on Form 10-K for the year ended December 31, 2008 accompanies this proxy statement.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

The proxy rules of the SEC permit our stockholders, after notice to the Company, to present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with the proxy rules. In order for any stockholder proposal to be considered for inclusion in our proxy statement to be issued in connection with our 2010 annual meeting of stockholders, that proposal must be received at our principal executive offices, 121 South 17th Street, Mattoon, Illinois 61938-3987 (Attention: Secretary), no later than December 4, 2009.

Our amended and restated bylaws provide that certain additional requirements be met in order that business may properly come before the stockholders at the annual meeting. Among other things, stockholders intending to bring business before the annual meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be given not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we mailed our proxy materials for the preceding year’s annual meeting. In addition, the following information must be provided regarding each proposal: as to each person whom the stockholder proposes to nominate for election as a director, the name, age, business address and, if known, residential address, principal occupation or employment, the class, series and number of shares beneficially owned by such nominee and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required by Regulation 14A of the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; a brief description of the business desired to be brought before the meeting; the text of any resolution proposed to be adopted at the meeting; and the reasons for conducting such business at the meeting; and a statement of any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and, in the case of director nominations, a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming them) pursuant to which the nominations are to be made by the stockholder.

In addition, the following information must be provided regarding the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: the name and address of such stockholder, as it appears on the Company’s stock transfer books, and of such beneficial owner; the class, series and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; a representation that the stockholder giving the notice is a stockholder of record and intends to appear in person or by a qualified representative at the annual meeting to bring the business proposed in the notice before the meeting; a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from stockholders in support of such proposal or nomination; and any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of our stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our executive officers and directors in preparing and filing such reports with the SEC.

To our knowledge, based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2008 with the reporting requirements of Section 16(a) of the Exchange Act.

Other Information

The expenses of preparing and mailing this proxy statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be borne by us. In addition to the use of mailings, proxies may be solicited by personal interview and telephone and by our directors, officers and regular employees without special compensation therefore. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted “FOR” all of the proposals described in this proxy statement.

OTHER MATTERS

Our board does not know of any other matters that are to be presented for action at the 2009 annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Steven J. Shirar
Senior Vice President, President of Enterprise
Operations and Secretary

Dated: April 3, 2009

Exhibit A

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
2005 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective May 5, 2009)

§ 1.	PURPOSE		A-1
§ 2.	DEFINITIONS		A-1
	2.1	Board	A-1
	2.2	Cash Incentive Program	A-1
	2.3	Cause	A-1
	2.4	Change Effective Date	A-1
	2.5	Change in Control	A-1
	2.6	Code	A-2
	2.7	Committee	A-2
	2.8	Company	A-2
	2.9	Director	A-2
	2.10	Eligible Employee	A-2
	2.11	Fair Market Value	A-2
	2.12	Good Reason	A-3
	2.13	Grant	A-3
	2.14	ISO	A-3
	2.15	1933 Act	A-3
	2.16	1934 Act	A-3
	2.17	Non-ISO	A-3
	2.18	Option	A-3
	2.19	Option Certificate	A-3
	2.20	Option Price	A-3
	2.21	Parent	A-3
	2.22	Performance Period	A-3
	2.23	Plan	A-3
	2.24	Rule 16b-3	A-3
	2.25	SAR Value	A-4
	2.26	Stock	A-4
	2.27	Stock Appreciation Right	A-4
	2.28	Stock Appreciation Right Certificate	A-4
	2.29	Stock Grant	A-4
	2.30	Stock Grant Certificate	A-4
	2.31	Stock Unit Grant	A-4
	2.32	Subsidiary	A-4
	2.33	Ten Percent Stockholder	A-4
§ 3.	SHARES AND GRANT LIMITS		A-4
	3.1	Shares Reserved	A-4
	3.2	Source of Shares	A-4
	3.3	Use of Proceeds	A-4
	3.4	Grant Limits	A-4
§ 4.	EFFECTIVE DATE		A-5
	4.1	Effective Date	A-5
	4.2	Stockholder Approval	A-5
§ 5.	COMMITTEE		A-5

A-i

§ 6.	ELIGIBILITY		A-5
§ 7.	OPTIONS		A-5
	7.1	Committee Action	A-5
	7.2	$100,000 Limit	A-6
	7.3	Option Price	A-6
	7.4	Payment	A-6
	7.5	Exercise	A-6
§ 8.	STOCK APPRECIATION RIGHTS		A-6
	8.1	Committee Action	A-6
	8.2	Terms and Conditions	A-6
	8.3	Exercise	A-7
§ 9.	STOCK GRANTS AND STOCK UNIT GRANTS		A-7
	9.1	Committee Action	A-7
	9.2	Conditions	A-7
	9.3	Dividends, Voting Rights and Creditor Status	A-8
	9.4	Satisfaction of Forfeiture Conditions	A-8
	9.5	Performance-Based Stock Grants and Stock Unit Grants	A-8
§ 10.	CASH INCENTIVE PROGRAM		A-9
	10.1	General	A-9
	10.2	Performance Goals	A-9
	10.3	Adjustments	A-9
	10.4	Performance Period	A-10
§ 11.	CONDITIONS OF TRANSFER		A-10
§ 12.	SECURITIES REGISTRATION		A-10
§ 13.	LIFE OF PLAN		A-11
§ 14.	ADJUSTMENT		A-11
	14.1	Capital Structure	A-11
	14.2	Available Shares	A-11
	14.3	Transactions Described in § 424 of the Code	A-11
	14.4	Fractional Shares	A-12
§ 15.	CHANGE IN CONTROL		A-12
§ 16.	AMENDMENT OR TERMINATION		A-13
§ 17.	MISCELLANEOUS		A-13
	17.1	Stockholder Rights	A-13
	17.2	No Contract of Employment	A-13
	17.3	Withholding	A-13
	17.4	Construction	A-13
	17.5	Other Conditions	A-13
	17.6	Rule 16b-3	A-14
	17.7	Coordination with Employment Agreements and Other Agreements	A-14

A-ii

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
2005 LONG-TERM INCENTIVE PLAN
(As Amended And Restated Effective May 5, 2009)

§ 1.

PURPOSE

The primary purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options, Stock Appreciation Rights, Stock Grants, Stock Unit Grants and Cash Incentive Program awards to Eligible Employees and Directors in order to (1) attract and retain Eligible Employees and Directors, (2) provide an additional incentive to each Eligible Employee or Director to work to increase the Company’s long-term value and (3) provide each Eligible Employee or Director with a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders.

§ 2.

DEFINITIONS

2.1 Board means the Board of Directors of the Company.

2.2 Cash Incentive Program means a cash incentive program described in § 10.

2.3 Cause means, with respect to an Eligible Employee or Director:

(a) the conviction of, pleading guilty to, or confessing or otherwise admitting to any felony or any act of fraud, misappropriation or embezzlement;

(b) the act or omission by the individual involving malfeasance or gross negligence in the performance of the individual’s duties and responsibilities to the material detriment of the Company; or

(c) the breach of any provision of any code of conduct adopted by the Company which applies to the Company if the consequence to such violation for any individual subject to such code of conduct ordinarily would be a termination of his or her employment by the Company or removal from the Board, as applicable; provided however,

(d) no such act or omission or event shall be treated as “Cause” under this Plan unless (i) the individual has been provided a detailed, written statement of the basis for belief that such act or omission or event constitutes “Cause” and an opportunity to meet with the Committee (together with the individual’s counsel if the individual chooses to have counsel present at such meeting) after the individual has had a reasonable period in which to review such statement and, if the act or omission or event is one which can be cured by the individual, the individual has had at least a thirty (30) day period to take corrective action and (ii) a majority of the Committee after such meeting (if the individual exercises the individual’s right to have a meeting) and after the end of such thirty (30) day correction period (if applicable) determines reasonably and in good faith that “Cause” does exist under this Plan.

2.4 Change Effective Date means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.5 Change in Control means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as

(a) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), other than an “affiliate” (as that term is defined in Section 5 of Article IV of the Company’s amended and restated certificate of incorporation) of Richard A. Lumpkin, is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing a majority of the combined voting power for election of directors of the then outstanding securities of the Company or any successor to the Company;

(b) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

(c) the stockholders of the Company approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Company shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Company) or any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or

(d) stockholders of the Company approve any reorganization, merger, consolidation or share exchange unless (i) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own at least a majority of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (ii) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 2.5(d)(i) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Company common stock immediately before the consummation of such transaction, provided (iii) the percentage described in § 2.5(d)(i) of the beneficially owned shares of the successor or survivor corporation and the number described in § 2.5(d)(ii) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Company by the persons described in § 2.5(d)(i) immediately before the consummation of such transaction.

2.6 Code means the Internal Revenue Code of 1986, as amended.

2.7 Committee means (a) a committee of the Board which shall have at least two members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code or (b) if the Board does not have two members who meet this criteria, the Board.

2.8 Company means Consolidated Communications Holdings, Inc. and any successor to Consolidated Communications Holdings, Inc.

2.9 Director means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or an affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

2.10 Eligible Employee means an employee of the Company or any Subsidiary or Parent to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

2.11 Fair Market Value means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with § 2.11(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.12 Good Reason means with respect to any Eligible Employee or Director:

(a) the material reduction after the Change Effective Date in the individual’s base salary and/or bonus opportunity without the individual’s express written consent;

(b) the material reduction after the Change Effective Date in the scope, importance or prestige of individual’s duties, responsibilities or powers at the Company without the individual’s express written consent; or

(c) the Company transfers the individual’s primary work site to a new primary work site which is more than 30 miles (measured along a straight line) from the individual’s then current primary work site unless such new primary work site is closer (measured along a straight line) to the individual’s primary residence than individual’s then current primary work site; provided however;

(d) no such act or omission shall be treated as “Good Reason” under this Plan unless:

(i) (A) The individual delivers to the Committee a detailed, written statement of the basis for the individual’s belief that such act or omission constitutes Good Reason, (B) the individual delivers such statement before the later of (I) the end of the ninety (90) day period which starts on the date there is an act or omission which forms the basis for the individual’s belief that Good Reason exists or (II) the end of the period mutually agreed upon for purposes of this paragraph in writing by the individual and the Committee, (C) the individual gives the Committee a thirty (30) day period after the delivery of such statement to cure the basis for such belief and (D) the Individual actually submits his or her written resignation to the Committee during the sixty (60) day period which begins immediately after the end of such thirty (30) day period if the individual reasonably and in good faith determines that Good Reason continues to exist after the end of such thirty (30) day period; or

(ii) the Company states in writing to the individual that the individual has the right to treat any such act or omission as Good Reason under this Plan and the individual resigns during the sixty (60) day period which starts on the date such statement is actually delivered to the individual.

2.13 Grant means the award of an Option, Stock Appreciation Right, Stock Grant or Stock Unit made under the Plan.

2.14 ISO means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.15 1933 Act means the Securities Act of 1933, as amended.

2.16 1934 Act means the Securities Exchange Act of 1934, as amended.

2.17 Non-ISO means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.18 Option means an ISO or a Non-ISO which is granted under § 7.

2.19 Option Certificate means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

2.20 Option Price means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.21 Parent means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.22 Performance Period means a performance period described in § 9.5 and § 10.

2.23 Plan means this Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan, as Amended and Restated Effective May 5, 2009 and as amended from time to time thereafter.

2.24 Rule 16b-3 means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.25 SAR Value means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.26 Stock means the common stock of the Company.

2.27 Stock Appreciation Right means a right which is granted under § 8 to receive the appreciation in a share of Stock.

2.28 Stock Appreciation Right Certificate means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.29 Stock Grant means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.

2.30 Stock Grant Certificate means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.

2.31 Stock Unit Grant means a grant under § 9 which is designed to result in the payment of either cash (based on the Fair Market Value of the number of shares of Stock described in such grant) or Stock (based on the issuance of the number of shares of Stock described in such grant), as determined in the sole discretion of the Committee at the time of grant.

2.32 Subsidiary means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

2.33 Ten Percent Stockholder means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.

SHARES AND GRANT LIMITS

3.1 Shares Reserved.  There shall (subject to § 14) be reserved for issuance under this Plan 750,000 shares of Stock. No more than 750,000 shares of Stock shall be issued in connection with the exercise of ISOs.

3.2 Source of Shares.  The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. All shares of Stock described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan. Finally, if the Option Price under an Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to the Company in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan.

3.3 Use of Proceeds.  The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4 Grant Limits.  No Eligible Employee or Director in any calendar year shall be granted an Option to purchase (subject to § 13) more than 300,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 14) more than 300,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the Fair Market Value of the Stock subject to such grant on the date of the grant exceeds $6,000,000. No more than 300,000 non-forfeitable shares of Stock shall (subject to § 14) be issued pursuant to Stock Grants or Stock Unit Grants under § 9, and no more than $5,000,000 may be paid to any Eligible Employee under any Cash Incentive Program for each year of each Performance Period under such program.

§ 4.

EFFECTIVE DATE

4.1 Effective Date.  The Plan was initially approved by the stockholders of the Company, and became effective, as of July 21, 2005. The Plan is hereby amended and restated, effective as of May 5, 2009, subject to approval by the stockholders of the Company at the Company’s annual meeting of stockholders to be held on May 5, 2009 and any adjournment or postponement thereof.

4.2 Stockholder Approval.  In the event the Plan is not approved by stockholders at the Company’s 2009 annual meeting, (a) the Plan as amended and restated shall have no effect; (b) the terms of the Plan as in effect immediately prior to the amendment and restatement shall remain in effect and, to the extent permitted under those terms, shall apply to all Grants and Cash Incentive Program payments made on or after May 5, 2009; and (c) any Grants and Cash Incentive Program payments made on or after May 5, 2009 not permitted under the terms of the Plan as in effect immediately prior to the amendment and restatement shall be cancelled.

§ 5.

COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 15 and § 16 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Director shall have the right to require him or her to execute an agreement which makes the Eligible Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

§ 6.

ELIGIBILITY

Only Eligible Employees shall be eligible for a grant of ISOs under this Plan, and only Eligible Employees shall be eligible to participate in any Cash Incentive Program. All Eligible Employees and all Directors shall be eligible for a grant of Non-ISOs, Stock Appreciation Rights, Stock Grants and Stock Unit Grants under this Plan.

§ 7.

OPTIONS

7.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not (subject to § 14) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent the approval of the Company’s stockholders. Each grant of an Option to a Eligible Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to a Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

7.2 $100,000 Limit.  No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3 Option Price.  The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Stockholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

7.4 Payment.  The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which is acceptable to the Committee, through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, by directing the Company to withhold shares of Stock otherwise issuable in connection with the exercise of the Option having a Fair Market Value equal to the exercise price, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

7.5 Exercise.

(a) Exercise Period.  Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(i) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Stockholder on the date the Option is granted, or

(ii) the date which is the tenth anniversary of the date the Option is granted, if the Option is (A) a Non-ISO or (B) an ISO which is granted to an Eligible Employee who is not a Ten Percent Stockholder on the date the Option is granted.

(b) Termination of Status as Eligible Employee or Director.  Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.

STOCK APPRECIATION RIGHTS

8.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2 Terms and Conditions.

(a) Stock Appreciation Right Certificate.  If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b) Option Certificate.  If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c) Minimum Period of Service.  If the only condition to exercise of a Stock Appreciation Right is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

8.3 Exercise.  A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. An Eligible Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

STOCK GRANTS AND STOCK UNIT GRANTS

9.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors. Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or Stock Unit Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s or Director’s interest in any Grant will become non-forfeitable.

9.2 Conditions.

(a) Conditions to Issuance of Stock.  The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant, or the issuance of Stock or payment in cash under a Stock Unit Grant, subject to the satisfaction of one or more conditions which the Committee deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant, or the Stock or cash payment subject to a Stock Unit Grant, shall be issued or paid to an Eligible Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock issued in connection with a Stock Grant shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b) Conditions on Forfeiture of Stock or Cash Payment.  The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Director under a Stock Grant or Stock Unit Grant non-forfeitable subject to the satisfaction of one or more objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee’s or a Director’s non-forfeitable interest in the shares of

Stock underlying a Stock Grant or the cash payable or Stock issuable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this § 9.2(b) before a Eligible Employee’s or Director’s interest in such share of Stock is non-forfeitable, (i) [such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (ii)] the Company shall have the right to condition any such issuance on the Eligible Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Eligible Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

(c) Minimum Period of Service.  If the only condition to the forfeiture of a Stock Grant or a Stock Unit Grant is the completion of a period of service, such period of service shall be no less than the three (3) year period which starts on the date as of which the Stock Grant or Stock Unit Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

9.3 Dividends, Voting Rights and Creditor Status.

(a) Cash Dividends.  Except as otherwise set forth in § 9.3(d) or in a Stock Grant Certificate, if a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant, or a cash dividend would be payable with respect to the shares of Stock described in a Stock Unit Grant had such shares been outstanding, but in each case before the first date that an Eligible Employee’s or a Director’s interest in such Stock or Stock Unit (i) is forfeited completely or (ii) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Eligible Employee or Director.

(b) Stock Dividends.  Except as otherwise set forth in § 9.3(d), if a Stock dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant, or a Stock dividend would be payable with respect to the shares of Stock described in a Stock Unit Grant had they been outstanding, but in each case before the first date that an Eligible Employee’s or a Director’s interest in such Stock or Stock Unit (i) is forfeited completely or (ii) becomes completely non-forfeitable, the Company shall hold such dividend Stock and pay such dividend Stock only upon, and to the extent, the conditions under § 9.2(b) applicable to the related Stock Grant or Stock Unit Gran are satisfied.

(c) Other.  Except as otherwise set forth in § 9.3(d), if a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant, or such dividend would be payable with respect to the shares of Stock described in a Stock Unit Grant had they been outstanding, but in each case before the first date that an Eligible Employee’s or a Director’s interest in such Stock or Stock Unit (i) is forfeited completely or (ii) becomes completely non-forfeitable, the Company shall distribute or hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d) Performance-Based Grants.  Notwithstanding the foregoing provisions of this § 9.3, in the case of any dividends otherwise payable as described in § 9.3(a), (b) or (c) with respect to a Stock Grant or Stock Unit Grant subject to the attainment of performance goals as described in § 9.5, the Company shall hold such dividends and pay such dividends only upon, and to the extent, the conditions under § 9.2(b) applicable to the related Stock Grant or Stock Unit Grant are satisfied.

(e) Voting.  Except as otherwise set forth in a Stock Grant Certificate, an Eligible Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or Director’s interest in such Stock (i) is forfeited completely or (ii) becomes completely non-forfeitable.

9.4 Satisfaction of Forfeiture Conditions.  A share of Stock shall cease to be subject to a Stock Grant or Stock Unit Grant at such time as an Eligible Employee’s or a Director’s interest in such Grant becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share, or if applicable the cash payment, shall be transferred to the Eligible Employee or Director as soon as practicable thereafter.

9.5 Performance-Based Stock Grants and Stock Unit Grants.

(a) General.  The Committee in its discretion may make Stock Grants and Stock Unit Grants to Eligible Employees and Directors subject to one or more conditions related to one or more performance goals, including the performance goals described in § 9.5(b) that qualify the Grant as “performance-based compensation” under § 162(m) of the Code.

(b) Performance Goals.  A performance goal is described in this § 9.5(b) if such goal relates to (i) free cash flow, (ii) free cash flow per share, (iii) earnings before interest, taxes, depreciation, and amortization (“EBITDA”), (iv) improvement in EBITDA margins, (v) revenue growth, (vi) maintenance of targeted capital structure and leverage ratios, (vii) pre or after-tax net income, (viii) earnings per share, (ix) share price performance, (x) total stockholder returns, (xi) economic value added, (xii) dividend payout ratio, (xiii) broadband subscriber net additions, (xiv) customer service operating results, (xv) network performance and (xvi) any other criteria the Committee deems appropriate. Performance goals may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole.

(c) Adjustments.  When the Committee determines whether a performance goal has been satisfied for any Performance Period established by the Committee, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine are reasonable and appropriate under the circumstances (including, without limitation, taking into account any factor that would result in the Company’s paying non-deductible compensation to an Eligible Employee).

(d) Performance Period.  With respect to each Performance Period established by the Committee, (i) the Committee shall establish such performance goals relating to one or more of the business criteria selected pursuant to § 9.5(b), and (ii) the Committee shall establish targets for achievement of performance goals. The performance goals and performance targets established by the Committee may be identical for all Eligible Employees and Directors for a given Performance Period or, at the discretion of the Committee, may differ among them. Following the completion of each Performance Period, the Committee shall determine the extent to which performance goals for that Performance Period have been achieved and shall authorize the award of Stock Grants, Stock Units, shares of Stock or cash, as applicable, to the Eligible Participants and Directors for whom the targets were established, in accordance with the terms of the applicable Grant Certificates.

§ 10.

CASH INCENTIVE PROGRAM

10.1 General.  The Committee may adopt one or more Cash Incentive Programs under this Plan, and each such Program shall run for a Performance Period which shall be expressed in whole years, from one to five years. Such Cash Incentive Program shall be separate and distinct from any other cash incentive plan or program sponsored by the Company. The Committee shall determine the terms and conditions for any Eligible Employee to participate in each such Program, and payments shall be made thereunder based on the satisfaction of one or more performance goals, including the performance goals described in § 10.2 that qualify the payments as “performance-based compensation” under § 162(m) of the Code. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes.

10.2 Performance Goals.  A performance goal is described in this § 10.2 if such goal relates to (a) free cash flow, (b) free cash flow per share, (c) earnings before interest, taxes, depreciation, and amortization (“EBITDA”), (d) improvement in EBITDA margins, (e) revenue growth, (f) maintenance of targeted capital structure and leverage ratios, (g) pre or after-tax net income, (h) earnings per share, (i) share price performance, (j) total stockholder returns, (k) economic value added, (l) dividend payout ratio, (m) broadband subscriber net additions, (n) customer service operating results, (o) network performance and (p) any other criteria the Committee deems appropriate. Performance goals may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole.

10.3 Adjustments.  When the Committee determines whether a performance goal has been satisfied for any period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine are reasonable and appropriate under the circumstances (including, without limitation, taking into account any factor that would result in the Company’s paying nondeductible compensation to an Eligible Employee).

10.4 Performance Period.  With respect to each Performance Period established by the Committee, (i) the Committee shall establish such performance goals relating to one or more of the business criteria selected pursuant to § 10.2, and (ii) the Committee shall establish targets for Eligible Employees for achievement of performance goals. The performance goals and performance targets established by the Committee may be identical for all Eligible Employees for a given Performance Period or, at the discretion of the Committee, may differ among Eligible Employees. Following the completion of each Performance Period, the Committee shall determine the extent to which performance goals for that Performance Period have been achieved and shall authorize payment in accordance with the terms of the Cash Incentive Program.

§ 11.

CONDITIONS OF TRANSFER

Each Option and each Stock Appreciation Right granted under this Plan and each Stock Grant and Stock Unit Grant made under this Plan shall be transferable by the Eligible Employee or Director to whom the related grant is made only by will or the laws of descent and distribution, unless the Committee authorizes a transfer under circumstances other than by will or the laws of descent and distribution in accordance with this § 11. A transfer (other than by will or the laws of descent and distribution) shall be authorized in accordance with this § 11 only if (a) an Eligible Employee or Director requests in writing that the Committee authorize such transfer, (b) the Eligible Employee or Director demonstrates to the Committee’s satisfaction that the transfer is contemplated in connection with a professionally prepared estate plan for the Eligible Employee or Director and (c) the Committee acting in its absolute discretion determines that (1) the requested transfer is not inconsistent with the purpose of this Plan, (2) there is no legal prohibition against such transfer and (3) there will be a basis on which to register any related shares of Stock under the 1933 Act or there will be a registration exemption under the 1933 Act if the request is granted. If a transfer is authorized in accordance with this § 11, the related Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant shall by operation of this § 11 remain immediately following such transfer subject to the same terms and conditions as in effect immediately before such transfer, and no shares of Stock shall be issued to any person pursuant to such transfer and no cash shall be paid to any such person pursuant to such transfer before the Eligible Employee or Director satisfies in full all of the conditions for such issuance or payment and pays, or makes provision satisfactory to the Committee for the payment of, any applicable taxes due with respect to such issuance or payment. The Committee as a condition to any authorization under this § 11 may require an Eligible Employee or Director to reimburse the Company for any additional expenses the Company incurs to register any affected shares of Stock under the 1933 Act. Finally, if a transfer is authorized in accordance with this § 11, the Eligible Employee or a Director shall by operation of this § 11 have the responsibility to notify any transferee of any events or conditions which affect any related Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, including any deadline for taking any action with respect to any such Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, and neither the Committee nor the Company shall have any responsibility whatsoever to notify any transferee of any such events or conditions. Subject to § 17.5, the restrictions on transferability described in this § 11 shall not apply to shares of Stock that have actually been delivered to the transferee as a result of the exercise of an Option or Stock Appreciation Right or the lapse of all restrictions with respect to a Stock Grant.

§ 12.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 13.

LIFE OF PLAN

Notwithstanding anything to the contrary contained herein, no Grant shall be made under this Plan, and no Cash Incentive Program shall commence, on or after May 5, 2019.

§ 14.

ADJUSTMENT

14.1 Capital Structure.  The grant caps described in § 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a) any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

(b) any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.

14.2 Available Shares.  If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant under § 14.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant as adjusted under § 14.1 without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 in light of any of the events described in § 14.1(a) and § 14.1(b) to the extent the Committee acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

14.3 Transactions Described in § 424 of the Code.  If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Grants, Stock Unit Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under § 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants, stock unit grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

14.4 Fractional Shares.  If any adjustment under this § 14 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 14 by the Committee shall be conclusive and binding on all affected persons.

§ 15.

CHANGE IN CONTROL

If there is a Change in Control of the Company and there is no assumption of the Options, Stock Appreciation Rights, Stock Units or Stock Unit Grants that are outstanding immediately prior to the Change Effective Date and no substitution of comparable grants with comparable intrinsic values in connection with such Change in Control, then as of the Change Effective Date for such Change in Control, any and all conditions to the exercise of all such outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any such Stock Grants and Stock Unit Grants on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants after providing each Eligible Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants and the cash payable under any Stock Unit Grants; provided, if any issuance or forfeiture condition described in this § 15 relates to satisfying any performance goal and there is a target for such goal, such issuance or forfeiture condition shall be deemed satisfied under this § 15 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.

If there is a Change in Control of the Company and there is an assumption of an Eligible Employee’s or Director’s Options, Stock Appreciation Rights, Stock Units or Stock Unit Grants that are outstanding immediately prior to the Change Effective Date or a substitution of comparable grants with comparable intrinsic values in connection with such Change in Control and the employment of such Eligible Employee is either terminated without Cause or the Eligible Employee terminates for Good Reason or a Director is asked to resign other than for Cause, within twenty-four (24) months following the Change Effective Date, then any and all conditions to the exercise of all such Options and Stock Appreciation Rights and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Stock Unit Grants shall be deemed 100% satisfied; provided, that if any issuance or forfeiture condition described in this § 15 relates to satisfying any performance goal and there is a target for such goal, such issuance or forfeiture condition shall be deemed satisfied under this § 15 only to the extent of the target, unless such target has been exceeded before the date of such termination, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.

A Change in Control shall affect payments under a Cash Incentive Program only to the extent expressly provided in such Cash Incentive Program, and a Change in Control shall affect a Stock Appreciation Right or Stock Unit Grant which is subject to § 409A of the Code only if the Change in Control also constitutes a change in the ownership or effective control of Company or in the ownership of a substantial portion of the assets of the Company within the meaning of § 409A(a)(2)(A)(v) of the Code.

§ 16.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed, and (b) no amendment shall be made to § 15 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (i) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation or (ii) there is a dissolution or liquidation of the Company or a transaction described in § 14.1 or § 15.

§ 17.

MISCELLANEOUS

17.1 Stockholder Rights.  No Eligible Employee or Director shall have any rights as a stockholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee or Director. An Eligible Employee’s or a Director’s rights as a stockholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate. Subject to § 17.5, an Eligible Employee or Director shall have the rights of a stockholder of the Company with respect to any shares of Stock that have been actually delivered to such individual as a result of the exercise of an Option or Stock Appreciation Right or the lapse of all restrictions with respect to a Stock Grant or Stock Unit Grant.

17.2 No Contract of Employment.  The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to an Eligible Employee or Director under this Plan or his or her participation in a Cash Incentive Program shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate or Cash Incentive Plan.

17.3 Withholding.  Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant and participation in each Cash Incentive Plan shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Director or to payments under any Cash Incentive Plan. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

17.4 Construction.  All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate or Cash Incentive Program, the terms of this Plan shall control.

17.5 Other Conditions.  Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.

17.6 Rule 16b-3.  The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

17.7 Coordination with Employment Agreements and Other Agreements.  If the Company enters into an employment agreement or other agreement with an Eligible Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant or of a payment under a Cash Incentive Plan or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted or the Stock Grant or Stock Unit Grant was made.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

CONSOLIDATED COMMUNICATIONS
HOLDINGS, INC.

By:

Date:

CONSOLIDATED COMMUNICATIONS
HOLDINGS, INC.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 5, 2009.

Vote by Internet
•	Log on to the Internet and go to
www.envisionreports.com/CNSL
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A   Proposals — The Board of Directors recommends a vote FOR the nominee listed, FOR Proposal 2 and FOR Proposal 3.

1. Election of Director:	For	Withhold

01 - Richard A. Lumpkin	☐	☐	+

		For	Against	Abstain			For	Against	Abstain

2.	Approval of Ernst & Young, LLP, as the independent registered public accounting firm.	☐	☐	☐	3.	Approval of the Amended and Restated Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan.	☐	☐	☐
 B   Non-Voting Items
Change of Address — Please print new address below.

 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

CONSOLIDATED COMMUNICATIONS
121 SOUTH 17TH STREET, MATTOON, IL. 61938
Proxy Solicited by Board of Directors for Annual Meeting — May 5, 2009 at 9:00 a.m.
Steven J. Shirar and David J. Doedtman, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Consolidated Communications Holdings to be held on May 5, 2009 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Election of Director, FOR Proposal 2 and FOR Proposal 3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Continued and to be voted on reverse side.)